UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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Franklin Electric Co., Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FRANKLIN ELECTRIC CO., INC.

9255 Coverdale Road
Fort Wayne, Indiana 46809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 5, 2017 at 8:00 a.m., Eastern Time

To the Shareholders of
Franklin Electric Co., Inc.

The Annual Meeting of Shareholders of Franklin Electric Co., Inc. (the "Company"), an Indiana corporation, will be held at Franklin Electric Global Headquarters and Engineering Design Center, 9255 Coverdale Road, Fort Wayne, Indiana 46809 on Friday, May 5, 2017, at 8:00 a.m., Eastern Time. The purposes of the meeting are to:

1.	Elect David T. Brown, David A. Roberts, and Thomas R. VerHage as directors for terms expiring at the 2020 Annual Meeting of Shareholders;

2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year;

3.	Approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in the Proxy Statement;

4.	Approve the Franklin Electric Co., Inc. 2017 Stock Plan;

5.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of the named executive officers as disclosed in the Proxy Statement; and

6.	Transact any other business that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 1, 2017 will be entitled to notice of and to vote at the Annual Meeting.

You are urged to vote your proxy whether or not you plan to attend the Annual Meeting of Shareholders. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.

Jonathan M. Grandon
Vice President, Chief Administrative Officer, General Counsel and Secretary

Fort Wayne, Indiana
March 21, 2017

TABLE OF CONTENTS

Page
General Information.........................................................................................................................	3

Notice and Voting Instructions.........................................................................................................	4

Shareholders Entitled to Vote and Shares Outstanding....................................................................	4

Security Ownership of Certain Beneficial Owners..........................................................................	5

Security Ownership of Management................................................................................................	6

Proposal 1: Election of Directors.....................................................................................................	7

Information Concerning Nominees and Continuing Directors.........................................................	8

Information About the Board and Its Committees...........................................................................	11

Management Organization and Compensation Committee Report..................................................	14

Compensation Discussion and Analysis...........................................................................................	15

Executive Compensation..................................................................................................................	29

Director Compensation....................................................................................................................	40

Securities Authorized for Issuance Under Equity Compensation Plans..........................................	41

Audit Committee Report..................................................................................................................	42

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP.........................................	43

Proposal 3: Advisory Vote on Executive Compensation.................................................................	44

Proposal 4: Approval of the Franklin Electric Co., Inc. 2017 Stock Plan........................................	45

Proposal 5: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation...................................................................................................................................	51

Section 16(a) Beneficial Ownership Reporting ...............................................................................	52

Shareholder Proposals......................................................................................................................	52

Annual Report on Form 10-K...........................................................................................................	52

Other Business .................................................................................................................................	52

Franklin Electric Co., Inc. 2017 Stock Plan.....................................................................................	Exhibit A

FRANKLIN ELECTRIC CO., INC.

9255 Coverdale Road, Fort Wayne, Indiana 46809
______________________________

PROXY STATEMENT
______________________________

Annual Meeting of Shareholders to be Held on May 5, 2017

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 9255 Coverdale Road, Fort Wayne, Indiana, 46809 for use at the Annual Meeting of Shareholders to be held on May 5, 2017, or any adjournment or postponement thereof. Shareholders were sent Notice of the Annual Meeting of Shareholders (the "Annual Meeting"), as well as information regarding how to access this Proxy Statement and the Company's 2016 Annual Report, including the financial statements contained therein, beginning on or about March 21, 2017.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone, email, or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

NOTICE AND VOTING INSTRUCTIONS

Shareholders will receive a Notice Card with information regarding the availability of proxy materials over the internet. Shareholders who wish to receive a paper or email copy of the proxy materials must request one by submitting the request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement. There is no charge for receiving a copy. Requests can also be made at the voting website, via telephone, or via email, as described in the Notice Card.

Voting by Internet: Use the internet link and control number provided to you on your Proxy Card. You may vote until 11:59 p.m., Eastern Time, on May 4, 2017. You will need the control number provided on your Proxy Card to access the website.

Voting by Telephone: Call the toll-free telephone number provided to you on your Proxy Card. Telephone voting will be available until 11:59 p.m., Eastern Time, on May 4, 2017. Detailed instructions will be provided during the call. The procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder’s social security/taxpayer I.D. number.

Voting by Mail: Request a hardcopy of the proxy materials by submitting your request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement. Then complete the Proxy Card, date and sign it, and return it in the envelope provided. Shareholders may also vote their shares in person at the Annual Meeting.

Employees who are participants in the Company’s Retirement Program (401(k) plan) will receive a notice and instructions by email or other method that explains how to vote shares credited to their Retirement Program accounts.

If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

•	FOR the election of the nominees for director as set forth in this Proxy Statement;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year;

•	FOR approval of the compensation of the Company’s named executive officers;

•	FOR approval of the Franklin Electric Co., Inc. 2017 Stock Plan;

•	FOR "every year" as the frequency of future advisory votes on compensation of the Company's named executive officers; and

•	In accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Jonathan M. Grandon, Vice President, Chief Administrative Officer, General Counsel and Secretary, 9255 Coverdale Road, Fort Wayne, Indiana, 46809, (ii) executing and delivering a subsequently dated proxy by mail, or voting by telephone or through the internet at a later date, or (iii) attending the Annual Meeting and voting in person.

SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

The Board of Directors of the Company fixed the close of business on March 1, 2017, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 65,000,000 shares of Common Stock, $.10 par value (the "Common Stock"), authorized, of which 46,414,045 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner) will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of March 1, 2017, unless otherwise noted. The nature of beneficial ownership is sole voting and dispositive power, unless otherwise noted.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	4,854,465	(1)	10.46%
Patricia Schaefer 5400 Deer Run Court Muncie, IN 47304	4,000,168	(2)	8.62%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malver, PA 19355	3,608,521	(3)	7.77%
Diane D. Humphrey 2279 East 250 North Road Bluffton, IN 46714	3,160,140	(4)	6.81%

(1)	According to a Schedule 13G filed with the SEC, as of December 31, 2016, BlackRock. Inc. has sole voting power with respect to 4,760,720 shares.

(2)	Pursuant to agreements with Ms. Schaefer, the Company has a right of first refusal with respect to 3,416,080 shares owned by Ms. Schaefer.

(3)	According to a Schedule 13G filed with the SEC, as of December 31, 2016, The Vanguard Group, Inc. has sole voting power with respect to 86,281 shares, shared voting power with respect to 5,400 shares, sole dispositive power with respect to 3,518,840 shares and shared dispositive power with respect to 89,681 shares.

(4)	Pursuant to agreements with Ms. Humphrey, the Company has a right of first refusal with respect to 2,843,436 shares owned by Ms. Humphrey.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" on page 29 of this Proxy Statement and all executive officers and directors as a group, as of March 1, 2017. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted, except for restricted shares, with respect to which the holder has investment power only after the shares vest.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class
David T. Brown	0(2)	*
Renee J. Peterson	0(2)	*
David A. Roberts	50,015(2)(4)(6)	*
Jennifer L. Sherman	0(2)	*
Thomas R. VerHage	2,000(2)	*
David M. Wathen	0(2)	*

Gregg C. Sengstack	564,103(1)(5)(8)	1.22
John J. Haines	147,118(1)(3)(4)(5)(8)	*
Robert J. Stone	188,968(1)(3)(4)(5)(7)(8)	*
DeLancey W. Davis	35,560(1)(3)(4)(5)(8)	*
Donald P. Kenney	72,020(1)(3)(5)	*
All directors and executive officers as a group	1,178,019(1)(2)(3)(4)(5)(6)(7)(8)	2.54
* Less than 1 percent of class

(1)
Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2017 as follows: Mr. Sengstack, 239,208; Mr. Haines, 110,008; Mr. Stone, 119,856; Mr. Davis, 18,397; and Mr. Kenney, 38,728. All directors and executive officers as a group, 571,253.

(2)
Does not include stock units credited pursuant to the terms of the Non-Employee Directors’ Deferred Compensation Plan described under “Director Compensation” to: Mr. Brown, 64,318; Ms. Peterson, 9,503; Mr. Roberts, 2,512; Ms. Sherman, 11,790; Mr. VerHage, 28,651; and Mr. Wathen, 72,526.

(3)	Includes shares held by the 401(k) Plan Trustee as of March 1, 2017: Mr. Haines, 5,872; Mr. Stone, 24,243; Mr. Davis, 120; and Mr. Kenney, 29,693. All executive officers as a group, 59,928.

(4)	Includes unvested restricted shares as follows: Mr. Roberts, 9,717; Mr. Haines, 8,183; Mr. Stone, 10,621; and Mr. Davis 12,450. All executive officers as a group, 40,971.

(5)
Does not include unvested restricted stock units as follows: Mr. Sengstack, 64,671; Mr. Haines, 15,353; Mr. Stone, 8,209; Mr. Davis, 2,858; and Mr. Kenney, 14,342. All executive officers as a group, 117,021.

(6)	Includes 28,604 shares owned by a trust.

(7)	Includes 21,728 shares indirectly owned.

(8)
Includes shares based on estimated release of performance share units earned in 2016 as follows: Mr. Sengstack, 5,133; Mr. Haines, 1,861; Mr. Stone, 1,579; and Mr. Davis, 1,319. All executive officers as a group, 11,428. See the "Compensation Discussion and Analysis" section for further information.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Amended and Restated By-laws provide that the Board of Directors shall consist of seven directors, divided into three classes of two or three directors each. The Board size decreased from nine to seven members following the retirements of Jerome D. Brady and Thomas L. Young on February 26, 2016. Each year, the directors of one of the three classes are elected to serve terms of three years or until their successors have been elected and qualified. Three directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a majority of the shares voted, unless the number of nominees for director exceeds the number of directors to be elected, in which case directors shall be elected by a plurality of the shares voted (i.e., the two nominees who receive the most votes will be elected).

David T. Brown, David A. Roberts, and Thomas R. VerHage have been nominated to serve as directors of the Company for terms expiring in 2020. The nominees are current directors of the Company and have indicated their willingness to continue to serve as directors if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

Set forth below for the director nominees and continuing directors are their ages, year they first became a director, principal occupations and directorships for at least the past five years, and legal proceedings, if any, for the past ten years. With respect to each nominee or continuing director, we describe under the heading “Relevant Experience” the particular experience and other attributes that have led to the conclusion that the individual should serve on the Board of Directors of the Company.

Directors with terms expiring in 2017
David T. Brown Director of the Company	Age: 68
Director Since: 2008
Principal Occupation: Retired in 2007.

Formerly: President and Chief Executive Officer of Owens Corning, a world leader in building materials systems and glass fiber composites, from 2002 until 2007; prior thereto, Executive Vice President and Chief Operating Officer, from 2001 through 2002; prior thereto, Vice President and President, Insulating Systems Business, from 1997 through 2001.

Directorships - Public Companies: BorgWarner, Inc. (2004 - 2014); RSC Holdings, Inc. (2011-2012).

Relevant Experience: Mr. Brown received his bachelor’s degree in business economics from Purdue University. Mr. Brown adds to the Board his experience in a long career at Owens Corning, where he moved through the ranks from salesman to regional sales manager to chief operating officer and ultimately CEO where he led the company out of an asbestos related bankruptcy. In addition to his perspective as a successful CEO of a global manufacturer, he brings his experience on the Board of Borg Warner, Inc. and RSC Holdings, Inc.

David A. Roberts Director of the Company	Age: 69
Director Since: 2003
Principal Occupation: Non-Executive Chairman, Carlisle Companies, since 2016.

Formerly: Chairman, President and Chief Executive Officer, Carlisle Companies, Incorporated, a diversified global manufacturing company from 2007 until 2016; Chairman, President and Chief Executive Officer, Graco Inc., a manufacturer of fluid-handling equipment and systems, from 2001 to 2007.

Directorships – Public Companies: Carlisle Companies, Inc.; SPX Corporation; Polypore International, Inc. (2012-2015); Arctic Cat (2006-2009); ADC Telecommunications, Inc. (2008-2010).

Relevant Experience: Mr. Roberts received his bachelor’s degree in technology from Purdue University and his MBA from Indiana University. He brings to the Board his experience as CEO of two substantial publicly-held manufacturing companies. His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Thomas R. VerHage Director of the Company	Age: 64
Director Since: 2010
Principal Occupation: Retired in 2011.

Formerly: Vice President and Chief Financial Officer, Donaldson Company, Inc., a worldwide provider of filtration systems and replacement parts, from 2004 until 2011; prior thereto, Partner, Deloitte & Touche, LLP, an international accounting and consulting firm, from 2002 to 2004; prior thereto, Partner, Arthur Andersen, LLP, a consulting and accounting firm, from 1976 to 2002.

Directorships – Public Companies: Hutchinson Technology, Inc.

Relevant Experience: Mr. VerHage received his bachelor’s degree in business administration and his MBA from the University of Wisconsin. Mr. VerHage adds to the Board his financial and accounting expertise from his experience as CFO of Donaldson Company, Inc. and his prior experience with two major public accounting firms. His background enables him to serve as an “audit committee financial expert.”

Directors with terms expiring in 2018
Gregg C. Sengstack Director and Chief Executive Officer of the Company	Age: 58
Director Since: 2014
Principal Occupation: Chief Executive Officer of the Company since 2014.

Formerly: President and Chief Operating Officer of the Company from 2011-2014; prior thereto, Senior Vice President and President, Franklin Fueling Systems and International Water Group from 2005-2011; prior thereto, Chief Financial Officer of the Company from 1999-2005.

Directorships - Public Companies: Woodward, Inc.

Relevant Experience: Mr. Sengstack received his bachelor's degree in math and economics from Bucknell University and his MBA from the University of Chicago. Mr. Sengstack joined the Company in 1988 and has significant experience holding various positions in the Company, which provides the Board with a unique depth of understanding of the Company's markets and businesses that is beneficial to the Board in its deliberations. Mr. Sengstack's long tenure with the Company also helps give the Board a historical perspective of the Company.

David M. Wathen Director of the Company	Age: 64
Director Since: 2005
Principal Occupation: Retired in 2016.

Formerly: President and Chief Executive Officer of TriMas Corporation, a manufacturer of engineered products, from 2009-2016; prior thereto, President and Chief Executive Officer, Balfour Beatty, Inc. (U.S. Operations), an engineering, construction and building management services company, from 2002-2006; prior thereto, Group Executive/Corporate Officer, Eaton Corporation, a global technology leader in diversified power management solutions, from 1997-2000.

Relevant Experience: Mr. Wathen received his bachelor's degree in mechanical engineering from Purdue University and his MBA from Saint Francis College, Fort Wayne, Indiana. Mr. Wathen brings to the Board his experience as CEO of two companies and leadership positions in others, including over twenty years direct technical and general management experience in the same industry as the Company and direct experience managing electrical businesses serving pump OEMs and distributor channels similar to those served by the Company. His background enables him to serve as an "audit committee financial expert". His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Directors with terms expiring in 2019
Renee J. Peterson	Age: 55
Director of the Company	Director Since: 2015
Principal Occupation: Vice President, Treasurer and Chief Financial Officer of The Toro Company, since 2011.
Formerly: Vice President, Finance and Planning of Eaton Corporation from 2008 to 2011.

Relevant Experience: Ms. Peterson received her bachelor's degree in accounting from Saint Cloud State University and her MBA from the University of Minnesota. Ms. Peterson brings financial and operational experience at two large manufacturers that provides the Board with specific expertise and assists in its deliberations. Her background enables her to serve as an "audit committee financial expert."

Jennifer L. Sherman	Age: 52
Director of the Company	Director Since: 2015
Principal Occupation: Chief Executive Officer of Federal Signal Corporation, makers of safety, signaling and communications equipment, environmental vehicles and machinery components since 2015.

Formerly: Chief Operating Officer of Federal Signal from 2014 to 2015; prior thereto, Chief Administrative Officer of Federal Signal from 2010 to 2014; prior thereto, General Counsel of Federal Signal from 2004 to 2010.

Relevant Experience: Ms. Sherman received her bachelor's degree in business administration and her Juris Doctor from the University of Michigan. She is also a fellow of the Kellogg School of Management at Northwestern University. Ms. Sherman's background has provided her with a broad range of experiences that will complement the Board. Specifically, Ms. Sherman’s experience includes, but is not limited to, compliance, human resources, legal issues, governance and business operations. Consequently, Ms. Sherman has the background and capability to serve as an important member of the Board.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors of the Company has determined that each of the current directors, except for Gregg C. Sengstack, Chief Executive Officer, is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable rules adopted by The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its independence determinations, the Board concluded that no director, other than Mr. Sengstack, has any material relationship in the Company, except as a director and shareholder.

Board Leadership Structure and Risk Oversight

The Board is led by Mr. Sengstack, who has served as Chairman of the Board and Chief Executive Officer since 2015. The Board consists of Mr. Sengstack and six other directors. The Board has three standing committees - Audit, Management Organization and Compensation, and Corporate Governance. The Audit Committee is primarily responsible for risk oversight and the full Board receives regular reports from the Audit Committee and from the Company's officers and other management personnel regarding risk management. Each of the other two committees also considers risk as it falls within its area of responsibility.

The Company’s Corporate Governance Guidelines provide for an independent nonexecutive director to act as Lead Independent Director. The Lead Independent Director is appointed by a majority of the independent directors and serves for two-year terms; however, he or she may be removed or replaced by a majority of the independent directors at any time. David A. Roberts currently serves as the Company’s Lead Independent Director. The Lead Independent Director receives additional compensation for his or her services, as the Board determines from time to time.

The specific responsibilities of the Lead Independent Director when acting as such include the following:

•	Acting as a liaison between the Chairman and the Independent Directors;

•
Assisting the Chairman and Secretary in setting the Board agenda and determining what materials will be provided to the directors and the outside general counsel in advance of Board meetings and ensuring that the agenda items receive adequate time for discussion and deliberation;

•	Providing leadership to the Board to ensure that the Board works cohesively and independently;

•	Determining when the Board should meet in executive session without management present, coordinating and developing the agenda for, and chairing, such executive sessions; and

•	In the event of the incapacitation of the Chairman, serving as non-executive chairman until a permanent chairman is appointed.

The Lead Independent Director also performs any additional responsibilities delegated to the Lead Independent Director by the Board.

The Board believes that the Chairman and Chief Executive Officer should consist of a single individual who is seen by the Company’s customers, business partners, investors, and shareholders as someone who provides strong leadership for the Company and is viewed as such in the industries in which the Company competes. The Company believes that the Lead Independent Director, the Board committees, all of which are chaired by and consist of independent directors, and the full Board of Directors, provide effective oversight of the Company’s businesses and the risks involved in them.

Meetings

The Board held five meetings during 2016. Each director attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he or she was a member during the period that each served as a director. All directors attended the 2016 Annual Meeting of Shareholders.

Committees

Audit Committee.

The members of the Audit Committee during 2016 were Thomas R. VerHage (Chairman), David M. Wathen and Renee J. Peterson. The Board of Directors has determined that each member of the Audit Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable NASDAQ rules. The Board of Directors has adopted an Audit Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that sets forth the duties and responsibilities of the Audit Committee. Under its charter, the Audit Committee appoints the Company’s independent registered public accounting firm and assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial information, the Company’s system of internal control, the Company’s processes for monitoring compliance with laws and regulations and the Company’s audit and risk management processes. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company’s accounting methods and internal control procedures. The Audit Committee held four meetings in 2016.

The Audit Committee is also responsible for the review, approval, or ratification of transactions between the Company and “related persons.”  The Audit Committee reviews information compiled in response to the Directors' and Officers' Questionnaires or otherwise developed by the Company with respect to any transactions with the Company in which any director, executive officer, 5% beneficial holders, or any member of his or her immediate family, has a direct or indirect material interest that would require disclosure under applicable SEC regulations.  In 2016, there were no such transactions.

The Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and are “independent” under the applicable NASDAQ rules.

Management Organization and Compensation Committee.

The members of the Management Organization and Compensation Committee (the "Compensation Committee") during 2016 were David T. Brown (Chairman), David A. Roberts, and Jennifer L. Sherman. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Compensation Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that sets forth the duties and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee recommends to the Board of Directors the annual salary and bonus for the Chief Executive Officer, determines and approves the equity awards for the Chief Executive Officer and the annual salary, bonus and equity awards of the other executive officers of the Company; reviews and submits to the Board of Directors recommendations concerning bonus and stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company's management development and organization structure.  As part of its oversight responsibilities, the Compensation Committee evaluated the risks arising from the Company’s compensation policies and practices, with the assistance of Meridian Compensation Partners, LLC, an independent executive consulting firm.  The Committee considered, among other factors, the design of the incentive compensation programs, which are closely linked to corporate performance and capped the mix of long- and short-term compensation, the distribution of compensation as between equity and cash, and other factors that mitigate risk.  The Committee concluded that the Company’s compensation policies and practices do not involve undue risk. The Compensation Committee held five meetings in 2016.

Corporate Governance Committee.

The members of the Corporate Governance Committee during 2016 (the “Governance Committee”) were David M. Wathen, David T. Brown, and David A. Roberts (Chairman). The Board of Directors has determined that each member of the Governance Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Governance Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that sets forth the duties and responsibilities of the Governance Committee. Under its charter, the Governance Committee reviews the size of the Company’s Board of Directors and committee structure and recommends appointments to the Board and the Board Committees; reviews and recommends to the Board of Directors the compensation of non-employee directors, including awards to non-employee directors under the Company’s equity-based and compensation plans; and develops and recommends to the Board corporate governance guidelines deemed necessary for the Company. The Governance Committee held three meetings in 2016.

Director Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board candidates for director. The Governance Committee considers diversity when identifying candidates for directorships. Although the Company does not have a written policy regarding diversity, the Governance Committee seeks to identify persons from various backgrounds and with a variety of life experiences who have a reputation for, and a record of, integrity and good business judgment and the willingness to make an appropriate time commitment. The Governance Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company’s business. The Governance Committee takes into account the current composition of the Board and the extent to which a person’s particular expertise, experience and ability will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Governance Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders. The Governance Committee evaluates its success in achieving these goals for Board composition from time to time, particularly when considering Board succession and candidates to fill vacancies.

The Governance Committee will consider as candidates for director persons recommended or nominated by shareholders. Shareholders may recommend candidates for director by writing to the Secretary of the Company at the address listed below under “Other Corporate Governance Matters.” Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders. The notice must set forth (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Company if so elected.

Other Corporate Governance Matters

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that provide, among other things, that the Company’s independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year. In 2016, the independent directors met in executive session five times.

Each Board committee, on an annual basis, conducts and reviews with the Board a performance evaluation of the committee, which evaluation compares the committee's performance against the requirements of the committee's charter and sets the committee's goals for the coming year.

Anyone may contact the Board of Directors, any Board Committee, the Lead Independent Director, any independent director or any other director by writing to the Secretary of the Company as follows:

Franklin Electric Co., Inc.
Attention:  [Board of Directors], [Board Committee], [Board Member]
c/o Corporate Secretary
Franklin Electric Co., Inc.
9255 Coverdale Road
Fort Wayne, IN 46809

The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board Committees or individual directors.

Copies of the Company’s corporate governance documents, including the Board Committee charters and the Corporate Governance Guidelines are available upon written request to the Secretary of the Company at the address listed above or on the Company's website at www.franklin-electric.com under "Governance."

In compliance with Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a code of business conduct and ethics for its directors, principal financial officer, controller, principal executive officer, and other employees (the "Code"). The Company has posted the Code on the Company’s website at www.franklin-electric.com under " Governance". The Company will disclose any amendments to the Code and any waivers from the Code for directors and executive officers by posting such information on its website.

MANAGEMENT ORGANIZATION AND
COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee of the Board of Directors hereby furnishes the following report to the shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Management Organization and Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon this review and discussion, the Management Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the 2016 members of the Management Organization and Compensation Committee.

David T. Brown (Chairman)
David A. Roberts
Jennifer L. Sherman

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement is intended to provide shareholders with information about the compensation awarded in fiscal 2016 to the Company’s executives, including the “named executive officers.” This information includes a discussion of the key elements of the Company’s compensation program and the philosophy and rationale behind the Management Organization and Compensation Committee’s executive compensation decisions. The named executive officers are those listed in the Summary Compensation Table of this proxy statement:

Gregg C. Sengstack:	Chairman of the Board and Chief Executive Officer
John J. Haines:	VP, Chief Financial Officer
Robert J. Stone:	Senior VP and President, International Water Systems
DeLancey W. Davis:	VP and President, North America Water Systems
Donald P. Kenney:	VP and President, Energy Systems

You should review this Compensation, Discussion and Analysis section together with the tabular disclosures beginning on page 29.

Executive Summary
The Management Organization and Compensation Committee of the Board (the “Committee”) believes that executive compensation should be tied to both Company performance and individual performance, which is why a significant portion of the total compensation opportunity is linked to performance. This summary contains a discussion of the 2016 executive compensation highlights, 2016 performance and the prior year Advisory Vote on Executive compensation ("say on pay") results.

2016 Executive Compensation Overview

•	Performance-based compensation represented between 49% and 61% of the named executive officers’ total targeted compensation for fiscal 2016.

•
The annual cash incentive awards are directly aligned with critical one-year operating results. No cash awards are earned unless a threshold level of performance is attained. Earned payouts cannot exceed 200% of the target opportunity.

•
Long-term incentive awards are equity-based, and are designed to align management’s interests with those of the Company’s shareholders and to foster retention of key executives. The 2016 long-term incentive grants are predominantly performance-based, generally with 40% of the targeted value awarded as stock options and 30% of the targeted value awarded as performance-based share units (earned units cannot exceed 200% of the target number of units). The remaining 30% of the targeted value is awarded as time-based restricted stock or restricted stock units. These awards focus executives on delivering results that drive shareholder value.

•	The Company generally does not provide perquisites to the named executive officers.

•	The Company has stock ownership requirements in place to further align the interests of the Company’s executives with those of the Company’s shareholders.

•
The Company has a recoupment policy that permits the recovery of incentive compensation paid to executives in instances where misconduct results in a restatement of financial statements or material harm to the Company.

•	The Company has anti-hedging and anti-pledging provisions that prohibit executives and directors from hedging the value of Company securities or pledging Company securities held by them.

2016 Company Performance
The financial results achieved by the Company included a 2.7% increase in sales, to $949.9 million from $924.9 million in the prior year. Water Systems sales were $723.2 million in 2016, an increase of $15.6 million or 2 percent. The incremental impact of sales from acquired businesses was $0.7 million.  Foreign currency translation rate changes decreased sales $21.4 million, or about 3 percent, compared to sales in 2015. The sales change in 2016, excluding acquisitions and foreign currency translation, was an increase of $36.3 million or about 5 percent. Earnings performance for the year for the Company’s Fueling Systems business included adjusted operating income of $56.9 million, an increase of 9.4% compared to 2015.* The Company made significant progress with respect to its key strategic initiatives in 2016, including the following:

•
The global Water Systems business expanded its product offering through research and development expenditures with emphasis on continued market leadership in submersible and surface pumps for agricultural and municipal applications.

Marked focus remained in meeting improved efficiency standards for submersible motor technology and motor protection, including the Ultra Efficient Submersible 6-Inch Electric Motor family which provides significant electrical cost savings via an efficiency improvement of 10-12 percent when compared to standard induction motors. Considerable focus also remained on electronic drives and controls for submersible and surface pumping and HVAC applications. Specifically, packaged solutions for harnessing the power of renewable energy sources for solar water pumping technology, included new models and accessories for the Fhoton™ SolarPAK System which features a Franklin Electric submersible pump and motor, and the Fhoton™ solar controller in one package.

•
In the Plumbing Wholesale/HVAC channel, several new products were launched. The redesigned and enhanced FPS PowerSewer® System is a more flexible, service friendly, and efficient low-pressure sewer system for residential and commercial applications. The FPS IGPDS Dual Seal Grinder Pump Series delivers increased pump security and performance ideal for commercial and high-end residential applications. The Little Giant® VCC-20-P Series is designed for automatic collection and removal of condensate from air conditioning, refrigeration, and dehumidification equipment installed in air handling and plenum applications.

•
The global Fueling Systems business introduced a highly innovative Cable-Tight™ Wire Management System – a new end-to-end solution for electrical, sensor, and data wiring containment that applies all the benefits of the UPP® brand electrofusion pipework system to this crucial part of the fuel station forecourt installation, ensuring a fully liquid-tight underground system.  The comprehensive system includes two sizes of flexible conduit and three unique solutions to meet varying global market requirements for direct bury, rigid conduit and ducting systems.  The system is further complemented by a rugged transition chamber built specifically for wire management, which minimizes cost and the size of the containment space while providing an easy access point for the electrician to maintain or expand the system.  Other notable accomplishments in 2016 included California Air Resource Board EVR approval on the highly successful Defender Series® Overfill Prevention Valve, and Vapor Recovery System approval for installation in high growth markets.

* Adjusted operating income is not a measure of financial performance under generally accepted accounting principles in the United States (“GAAP”). See Item 7 of the Company’s Annual Report on Form 10-K.

Prior Year Say on Pay Results
At the May 6, 2016 shareholders meeting, the “Advisory Vote on Executive Compensation” proposal (the “say on pay” vote) received support from 98.4% of votes cast. The Committee considered these results and based on the overwhelming support from shareholders, determined that the results of the vote did not call for any significant changes to the executive compensation plans and programs already in place for 2016 or for the 2017 fiscal year.

Management Organization and Compensation Committee
The Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program and providing input to the Board with respect to management development and succession planning. The role of the Committee is to oversee, on behalf of the Board, the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to the CEO and all other executive officers), review and approve all other compensation decisions relating to the executive officers of the Company other than the CEO, and recommend CEO non-equity compensation to the Board for its approval.

In addition, the Committee (i) reviews the Company’s organization structure, (ii) reviews the recruitment of key employees and management’s development plans for key employees, (iii) makes recommendations to the Board with respect to the CEO succession plan and (iv) reviews compensation risk to determine whether the compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Committee meets a minimum of three times annually to discharge its duties and held five meetings in 2016.

Compensation Philosophy and Pay Objectives
The Company and the Committee believe that compensation paid to executive officers, including the named executive officers, should be aligned with the strategy and performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s success. Compensation is structured to ensure that a significant portion of the executive’s compensation opportunities will be directly related to Company performance and other factors that directly and indirectly influence shareholder value.

The Committee encourages superior short-term performance through the use of annual cash incentive awards and superior long-term performance through equity incentive awards. For the Company’s CEO and CFO, the cash incentive compensation is designed to reward Company-wide performance by tying 100% of their target cash incentive opportunity to corporate financial goals, including return on invested capital, earnings per share, and in the case of the CFO, fixed cost management. For other named executive officers, the cash incentive compensation is weighted to reward the achievement of specific financial metrics within areas under their control, although Company-wide performance is still an important factor. Stock-based compensation consists of a combination of stock options, restricted stock (or restricted stock units for retirement-eligible executives) and performance share units. The Committee believes that all three equity-based vehicles create a strong link to shareholder value creation, with the majority of the awards in the form of stock options and performance share units.

Historically, the Committee generally has set executive pay opportunities based on a number of factors deemed appropriate by the Committee, including market competitive pay data, individual performance and the experience level of the executive. Subject to the factors set forth above, the Committee used the following pay objectives as a guide in assessing competitiveness of pay opportunities at a peer group of companies for 2016 pay decisions (the same levels were used in 2015). The higher targeted pay objectives for annual bonus and long-term incentive components reflect the Committee’s belief that a significant portion of total compensation should be at risk and variable.

Pay Component	Targeted Pay Objectives
Base Salary	50th percentile
Annual Bonus Opportunity	65th percentile
Long-Term Incentives	65th percentile

Role of Management in Compensation Decisions
The Committee makes equity compensation decisions with respect to the CEO and all compensation decisions with respect to all other executive officers of the Company. The Committee recommends to the Board, for its review and approval, the annual salary and annual non-equity incentive compensation for the CEO.

The CEO reviews the performance of other executive officers, including the other named executive officers, and makes recommendations to the Committee with respect to their annual salary adjustments, annual cash incentive opportunities and payments, and grants of long-term incentive awards. The Committee approves the compensation of these executives after considering the CEO’s input and recommendations and its own judgment of each executive’s performance during the period.

The Committee and the CEO also review the financial metrics to be used to measure the performance of the Company and its business units, taking into account the strategic goals of the Company. For this purpose, the CEO provides information and commentary relevant to the Committee’s review and ultimate determination. The CEO also describes the individual strategic initiatives he sets for each executive for the fiscal year. The Board sets the strategic individual initiatives for the CEO.

Although the CEO regularly attends Committee meetings, he is present only by invitation of the Committee and has no independent right to attend such meetings. In fiscal 2016, Mr. Sengstack attended all of the Committee meetings but did not participate in any of the executive sessions.

Role of Compensation Consultant and Advisers in Compensation Decisions
The Committee utilizes the Company’s Human Resources department and has the authority under its charter to engage the services of outside consultants to assist the Committee. In accordance with this authority, the Committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation consulting firm, to conduct reviews of its total compensation program for executive officers and to provide advice to the Committee in the design and implementation of its executive compensation program. Pursuant to its charter and NASDAQ listing standards, the Committee regularly reviews Meridian’s independence relative to key factors, including whether: (i) Meridian provides any other services to the Company; (ii) the amount of fees paid to Meridian relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Committee; (v) ownership of Company stock; and (vi) any personal or business relationships with executive officers.

A representative from Meridian is invited by the Committee to attend the relevant portions of its meetings. During 2016, Meridian participated in all five of the Committee meetings in person or by telephone. In the course of fulfilling its consulting responsibilities, representatives of Meridian frequently communicate with the Chairman of the Committee outside of regular Committee meetings. A representative of Meridian meets with the Committee in executive session at most meetings. Meridian also interacts with management from time to time to exchange information and to review proposals that management may present to the Committee.

Peer Group Benchmarking
In late 2015, the Committee reviewed the 2015 peer group to ensure that all included companies continued to be relevant comparators. As part of this process, the Committee considered revenue size and industry, as well as companies that compete with the Company for executive talent. Based on this review and input from Meridian, Orbital Sciences Corporation and Pike Electronic Corporation were removed from the peer group solely as a result of being acquired. The Committee approved the 28-company peer group listed below (the “2016 Peer Group”) for purposes of updating the executive pay study to assist in 2016 pay decisions. (This group was the same as the 2015 peer group, with the changes noted above). The companies in the 2016 Peer Group are primarily engaged in manufacturing, are publicly traded, and had trailing twelve-month revenue (as of 9/30/2015) between $365 million and $3.40 billion. Due to the differences in size among the companies in the 2016 Peer Group, Meridian used a form of regression analysis to adjust the pay study results based on Company revenue as compared to revenue of other companies in the 2016 Peer Group and each executive’s level of responsibility as compared to executives in comparable positions in the 2016 Peer Group.

Aegion Corp.	Esterline Technologies Corporation	Otter Tail Corporation
Badger Meter, Inc.	Graco Inc.	Simpson Manufacturing Co., Inc.
Briggs & Stratton Corporation	GrafTech International Ltd.	Tecumseh Products Company
Chart Industries, Inc.	H&E Equipment Services, Inc.	Valmont Industries, Inc.
Clean Harbors, Inc.	IDEX Corporation	Waste Connections, Inc.
Crane Co.	Kaman Corporation	Waters Corporation
Curtiss-Wright Corporation	Matthews International Corporation	Watts Water Technologies, Inc.
Donaldson Company, Inc.	Mueller Water Products, Inc.	Woodward, Inc.
Eagle Materials Inc.	Neenah Paper, Inc.
ESCO Technologies Inc.	Nordson Corporation

Setting Executive Compensation

In General

The Company compensates its executives through programs that emphasize performance-based compensation. For the executive officers, including the named executive officers, the compensation package for 2016 included base salary, an annual cash incentive opportunity and an annual long-term incentive opportunity in the form of stock options, performance share units, and restricted stock/units. Base salary is intended to provide a certain level of fixed compensation commensurate with an executive’s position, responsibilities and contributions to the Company. The Company has structured annual and long-term incentive compensation to motivate executives to achieve the strategic objectives set by the CEO and the Board, to tie executives’ long-term interests to those of the Company’s shareholders, to reward the executives for achieving such goals, and to provide a retention incentive.

The mix of compensation among base salary, annual bonus opportunity and long-term incentives is a result of the targeted pay objective for each component of pay. This approach results in a significant portion of the compensation of those senior management members having the greatest ability to influence the Company’s performance being performance-based, which the Committee believes is appropriate. Additionally, after setting each separate component of pay, the Committee reviews the total compensation package of each named executive officer to assess the level of total target compensation opportunity provided in relation to the competitive range of market practice and may make adjustments to one or more components of pay based on this assessment.

The updated pay study from Meridian included 2015 compensation data for the companies in the 2016 Peer Group, with cash data “aged” to reflect expected 2016 compensation levels for the 2016 Peer Group. In February 2016, the Committee set the specific components of the compensation of the named executive officers, with the overall goal of providing compensation opportunities at levels generally competitive with the 2016 pay study. Total targeted compensation for 2016 for the named executive officers ranged from 0.7% below to 8.9% below (4.3% below on an aggregate basis) the targeted level of total compensation in the 2016 Peer Group for similar executive positions.

The following table shows the 2016 total targeted compensation (the sum of base salary, target annual bonus opportunity and long-term incentives) for the named executive officers, using targets of the 50th percentile of the 2016 Peer Group for base salary and the 65th percentile of the 2016 Peer Group for annual bonus opportunity and long-term incentives:

Named Executive Officer	2016 Targeted Total Compensation(1) ($)
Gregg C. Sengstack	3,247,458
John J. Haines	1,260,063
Robert J. Stone	1,122,188
DeLancey W. Davis	1,001,844
Donald P. Kenney	742,466

(1)	Based on annualized base salary rates plus target annual bonus opportunity (based on salary targeted to be paid for 2016) and economic value of long-term incentives.

The following sections discuss the individual elements of the Company’s compensation program, including any changes made for fiscal 2016.
Base Salary
The Company pays its executives annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and help attract and retain quality executives. In determining 2016 base salary for each executive, the Committee took into account the targeted annual salary objective for the position based on the results of the pay study for 2016 and assessed the responsibilities associated with the position, individual contribution and performance, skill set, prior experience and external pressures to attract and retain talent.

Based on these factors, the Committee made the base salary adjustments shown in the table below for the named executive officers. Base salary adjustments were effective for all named executive officers as of June 1, 2016. Based on the pay study, the resulting base salaries of the named executive officers ranged from 4.8% above to 4.3% below (1.1% below on an aggregate basis) the 50th percentile of salaries paid to executives in comparable positions at the companies in the 2016 Peer Group.

Named Executive Officer	2015 Base Salary Rate(1)($)	2016 Base Salary Rate(2)($)	% Change
Gregg C. Sengstack	682,500	703,000	3.0%
John J. Haines	373,000	392,000	5.1%
Robert J. Stone	366,500	377,500	3.0%
DeLancey W. Davis	341,000	351,500	3.1%
Donald P. Kenney	307,000	316,500	3.1%
(1)2015 base salary increases were effective June 1, 2015.
(2)2016 base salary increases were effective June 1, 2016.

Annual Cash Incentive Award

The executive officers of the Company are eligible to participate in the Executive Officer Annual Incentive Cash Bonus Program (the “Annual Bonus Plan”). The Annual Bonus Plan, which works in conjunction with the Management Incentive Plan (“MIP”), is designed to motivate and reward participants for achieving or exceeding financial goals that support the overall business objectives and strategic direction of the Company.

Under the MIP, the Committee sets a performance-based ceiling on the bonuses paid under the Annual Bonus Plan so that they meet the deductibility requirements of Section 162(m) of the Internal Revenue Code. For 2016, the MIP covered Messrs. Sengstack, Stone, Davis and Kenney (Mr. Haines is not subject to Code Section 162(m) because he is CFO). The Committee established Company operating income before restructuring charges as a performance goal under the MIP and a bonus pool equal to 10% of operating income, with each named executive officer eligible for a bonus opportunity stated as a percentage of the bonus pool as follows:

Named Executive Officer	% of Bonus Pool(1)
Gregg C. Sengstack	40%
Robert J. Stone	15%
DeLancey W. Davis	15%
Donald P. Kenney	15%
(1) One other participant who is not a named executive officer was allocated 15% of the bonus pool.

As discussed below, the Committee also established performance criteria for each participant pursuant to the Annual Bonus Plan and exercised its negative discretion to adjust the bonus pool amounts on the basis of achievement of the Annual Bonus Plan criteria.

The table below shows the target annual bonus opportunities for each of the named executive officers for 2016. Target amounts for the named executive officers are based on their respective target bonus percentage multiplied by the amount of base salary targeted to be paid to the executive for the year (taking into account salary increases effective as of June 1, 2016). Based on the pay study for 2016, the target level of annual bonus opportunity for the named executive officers ranged from 13.0% above to 16.0% below (6.4% below on an aggregate basis) the 65th percentile of the annual bonus opportunity for executives in comparable positions in the 2016 Peer Group.

Named Executive Officer	2016 Target Bonus Opportunity (as a % of Base Salary)	2016 Target Bonus Opportunity ($)
Gregg C. Sengstack	100%	694,458
John J. Haines	75%	288,072
Robert J. Stone	75%	279,701
DeLancey W. Davis	75%	260,345
Donald P. Kenney	67.5%	210,973

In the first quarter of 2016, the Committee approved financial performance targets to be used under the Annual Bonus Plan for 2016. The corporate-wide financial performance targets for the named executive officers were return on invested capital (ROIC) and earnings per share (EPS). The Committee selected ROIC due to the belief that it is a primary and consistent measure that many of the Company’s shareholders use to evaluate performance and compare the Company to its peer group. The Committee also believes that EPS is an important indicator of profitability that aligns the interests of the executive officers with those of the Company’s shareholders. In addition, the CFO had a portion of his target annual bonus based on fixed cost management. For the business unit leaders (Messrs Stone, Davis and Kenney), financial performance targets for 2016 also included: (i) operating income after non-GAAP adjustments (Operating Income), and (ii) inventory turns, each for the relevant business units. These corporate metrics were the same as those used in 2015. While the Committee continues to set individual goals for executives and assess their achievement for purposes of merit increases and promotions, individual performance will not impact the annual bonus outside of extraordinary circumstances.

With respect to each performance measure, the Committee set a threshold level of performance below which no bonus is earned for that performance measure. For each of the financial-based measures, the performance threshold was set at 80% of the target performance level. Payout for threshold level performance was set at 33% of target. For every 1% by which performance exceeds the threshold level, the actual payout level increases 3.35% up to the target level (i.e., 100% of target payout), and for every 1% by which performance exceeds the target level, up to 120% of the target, the actual payout increases 5% up to the maximum performance level (i.e., 200% of target payout).

The performance measures, and the relative percentage of the 2016 target bonus opportunity assigned to each performance measure, were as follows:

Performance Measure	Gregg C. Sengstack	John J. Haines	Robert J. Stone	DeLancey W. Davis	Donald P. Kenney
ROIC	50%	45%	25%	25%	25%
EPS	50%	45%	25%	25%	25%
Business Unit Operating Income			40%	40%	40%
Fixed Costs		10%
Inventory Turns			10%	10%	10%

The chart below sets forth the threshold, target and maximum performance levels for 2016 and the actual level of attainment for ROIC, EPS, fixed costs, and inventory turns and for all five performance goals, the percentage at which target was attained. The performance goals were established assuming the goals would be adjusted for certain discrete items. Accordingly, with the approval of the Committee, the following items were excluded in calculating ROIC and EPS: restructuring income/expense, which increased operating income by $0.6 million and EPS by $.01; expenses related to CEO transition compensation of $1.2 million and $0.1 million in other miscellaneous costs related to closed acquisitions, which together decreased operating income by $1.3 million and EPS by $.02. The “Actual” results shown in the table reflect these adjustments where appropriate.

The Company does not publicly report Operating Income by business units below the operating segment level given the size of the business units as compared to its competitors and the potential for competitive harm. The Operating Income goals were set at the beginning of 2016 and the Committee believed at the time that it would require a high degree of execution of the 2016 business plan in order to attain these goals.

Performance Goal Achievement	Threshold	Target	Maximum	Actual	% of Attainment of Target
ROIC	11.7%	14.6%	17.5%	15.1%	105.7%
EPS ($)	1.26	1.57	1.88	1.66	103.4%
Business Unit Operating Income	___	___	___	___	103.0% - 106.6%(1)
Fixed Costs (In millions $) Haines	55.0	45.8	36.6	44.8	102.2
Inventory Turns Stone Davis Kenney	2.50 3.33 4.04	3.12 4.16 5.05	3.74 4.99 6.06	2.63 3.86 4.48	84.3% 92.8% 88.7%
(1) The percentage of attainment of target results for the business unit Operating Income goals represents the range of results for the various business units.

Mr. Sengstack evaluated the extent to which the other named executive officers attained their individual strategic goals. The annual bonus plan has a discretionary adjustment component of a positive or negative 20%. The intended application of this discretionary adjustment component is reserved, in part, for “above and beyond” accomplishments based on individual achievements, or extraordinary events outside of the executive’s control despite exceptional performance. The Committee, based on its review of the 2016 performance results, determined to make no discretionary adjustments to the formulaic payouts to the named executive officers. The payments were based entirely on the pre-established financial goals.

Based on the results summarized above, the following table sets forth the actual bonus payouts for each named executive officer as a percentage of his target opportunity.

Executive	Payout Percentage (% of Target)
Gregg C. Sengstack	123%
John J. Haines	122%
Robert J. Stone	116%
DeLancey W. Davis	115%
Donald P. Kenney	115%

For additional information about the specific awards made to the named executive officers for 2016 pursuant to the above criteria, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 29.

Long-Term Incentive Compensation

The Committee grants equity incentives to its executive officers to more closely align the executives’ compensation with the return received by the Company’s shareholders, to offer an incentive for long-term performance, to provide a retention incentive and to encourage stock ownership. The regular cycle long-term incentive awards to executive officers generally include a combination of performance share units, stock options and restricted stock/units. (Retirement eligible executives, including Messrs. Sengstack, Haines, Stone and Kenney, receive restricted stock units instead of restricted stock because, unlike restricted stock units, restricted stock grants to a retirement eligible individual results in the early recognition of income even though the individual has not actually retired and received the stock subject to awards.)

LTI Award Target Values
In determining the size of equity grants made to the named executive officers, the Committee uses the pay study provided by Meridian as a guide. The Committee then considers other important factors such as experience level and individual performance to approve the long-term incentive value to be granted to each named executive officer.

The following table shows the 2016 targeted economic value for the named executive officers. Based on the pay study for 2016, total targeted long-term incentive compensation to the named executive officers for 2016 ranged from 0.3% above to 17.1% below (5.1% below on an aggregate basis) the targeted level of long-term incentive compensation for executives in comparable positions in the 2016 Peer Group.

Named Executive Officer	Targeted Economic Value for 2016 ($)
Gregg C. Sengstack	1,850,000
John J. Haines	580,000
Robert J. Stone	465,000
DeLancey W. Davis	390,000
Donald P. Kenney	215,000

LTI Award Mix

Based on a review of market data and input from Meridian, the Committee determined to deliver the targeted economic value of long-term incentives to the named executive officers as follows: 40% in the form of stock options; 30% in the form of restricted stock (or restricted stock units); and 30% in the form of performance share units. All three long-term incentive vehicles are used to align the interests of the named executive officers with those of shareholders. Stock options provide an element of risk to the executives in that value is created for the executive only when the stock price increases, while restricted stock and restricted stock units provide executives with outright value which supports their retention and helps manage the potential increased dilution that would result in using only options. Through the use of performance share units, the Committee can focus the executives on one or more select performance metrics deemed to be critical to driving Company performance and, in turn, increasing shareholder value.

Performance Share Units

The performance share units vest based solely on the aggregate change in the Company’s consolidated operating income (adjusted for certain non-recurring items) relative to the aggregate change in the consolidated operating income reported by companies in the S&P Small Cap 600® Industrials Index (adjusted for non-recurring items) over a three-year performance period. For purposes of determining this aggregate increase, a target dollar increase in adjusted operating income is established for the Company for each year of the three-year performance period based on the annual percentage increase of the S&P 600® Industrials Index adjusted operating income from the base year. The annual target amounts are then aggregated to calculate the cumulative three-year target dollar increase. The actual cumulative growth of the Company’s adjusted operating income (in dollars) over the performance period will be compared to the target level of cumulative growth in adjusted operating income based on the increases relative to the companies in the S&P Small Cap 600® Industrials Index over the performance period. The Committee believes that operating income is a relevant benchmark to gauge Company performance over time against a broad index of similarly situated manufacturing firms.

For performance share units granted in 2016, the applicable performance period is January 3, 2016 through December 31, 2018. Performance share units will be earned based on the following:

Performance Level (1)	Aggregate Actual Change for Company Relative to Targeted Change	Number of Performance Share Units Earned (as a % of Target)
Below Threshold	<75%	0%
Threshold	75%	50%
Target	100%	100%
Maximum	125% (or more)	200%
(1) Performance between threshold and target, and target and maximum will be interpolated on a straight-line basis.
Earned performance share units will be paid out in shares of Company stock. Any dividends declared during the performance period will accrue and be paid out in cash at the end of the performance period based on the number of performance share units actually earned.

For additional information about the material terms of these awards, see the narrative disclosure under the Summary Compensation Table.

Performance Share Units Earned in Fiscal 2016
The three-year performance period for the performance share units awarded in 2014 ended on December 31, 2016. The base year for measuring the aggregate change in the adjusted operating income for both the Company and the S&P 600® Industrials Index in each year of the performance period was 2013. The annual change in adjusted operating income for each year in the performance period for the S&P 600® Industrials Index was 3.4%, 10.3% and 16.7%*, which represents the respective annual target levels for the Company. The following table provides the threshold, target and maximum performance levels (based on the table above) for the performance period:

	Year 1 Target (Fiscal 2014)	Year 2 Target (Fiscal 2015)	Year 3 Target (Fiscal 2016)
Base Year Company Adjusted OI Target Change in Adjusted OI (over Base Year) Target Level of Adjusted OI for Relevant Period	$127.5 million 3.4% ($4.4 million) $131.9 million	$127.5 million 10.3% ($13.1 million) $140.6 million	$127.5 million 16.7% ($21.3 million)* $148.8 million*

As a result, (i)  the Company’s target level of aggregate adjusted operating income over the performance period was $421.2* million ($131.9 million + $140.6 million + $148.8* million) and (ii) the threshold level was calculated as $315.9 million (75% of target) and (iii) the maximum level was calculated as $526.5 million (125% of target). The Company’s actual aggregate adjusted operating income for the performance period was $320.3 million, resulting in an estimated 76% attainment of target ($320.3 ÷ $421.2) and 52.1% of the targeted level of the performance share units were estimated to be earned.

*The numbers for 2016 are based on all but two companies in the Index reporting 2016 adjusted operating income. It is expected that final results will not increase the target performance share unit payout past 52.8%. If the Company were to payout the target performance share units at 52.8%, it would result in an aggregate of 163 additional shares earned by the executive officers, of which 133 would be earned by the named executive officers.

LTI Award Grant Practices
Equity grants are typically made on an annual basis at the Committee’s meeting following the public release of the Company’s fiscal year-end results. Stock options are valued as of the date of grant using a modified Black-Scholes methodology. They have an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant and vest over four years, at 25% per year. Restricted stock, restricted stock units and performance share units are valued based on the closing price of the Company’s common stock on the date of grant. The restricted stock and restricted stock units generally vest 100% on the fourth anniversary of the grant date. Performance share units are earned based on the level of performance attainment against the pre-established operating income goal (relative to the S&P Small Cap 600® Industrials Index) set by the Committee over a three-year performance period.

Stock Ownership Guidelines

The Company’s stock ownership guidelines for its executives require executives to maintain direct ownership in the Company’s common stock in amounts as follows:

•	CEO: six times annual base salary;

•	Senior Vice Presidents: three times annual base salary; and

•	Corporate Vice Presidents: one times annual base salary.

Executives have five years from the date appointed to their position to comply with these guidelines. Stock options do not count toward these guidelines. All shares held directly or beneficially, including shares of restricted stock, restricted stock units, shares of stock acquired upon exercise of stock options and shares credited under the Retirement Program, count toward these guidelines. Performance share units do not count toward these guidelines until, and only to the extent, they are settled in actual shares. Until an executive attains the requisite stock ownership, the executive must retain 50% of all shares acquired under the Company’s compensation plans. As of the end of 2016, all named executive officers met their respective stock ownership requirements.

Incentive Compensation Recoupment Policy

The Company’s Incentive Compensation Recoupment Policy permits the Board to recoup from an executive cash or equity-based compensation granted on or after January 1, 2014 in the event that the executive engages in misconduct that results in a restatement of the Company’s financial statements or a material loss or damage to the Company. Recoupment covers any incentive compensation that is awarded or paid or that vests within 36 months following the occurrence of the misconduct. Misconduct includes an act of fraud, dishonesty or recklessness, the material breach of a fiduciary duty, a knowing material violation of a Company policy, or a knowing material violation of a confidentiality, non-solicitation or non-competition covenant.

Retirement Plans

The Company has various retirement plans in which certain of the named executive officers currently participate. These plans reflect a redesign of the Company’s retirement program in 2011, which was undertaken to increase standardization of retirement plans among salaried U.S. employees and to reduce funding volatility while retaining a competitive retirement program to attract and retain qualified employees. The redesign includes the transition from defined benefit pension plans to defined contribution pension plans and increases to the benefits provided under the defined contribution plans.

Pension Plan

Basic Retirement Portion

The Basic Retirement portion of the Pension Plan generally covers employees in the U.S. A participant retiring at age 65 is eligible to receive a monthly single life annuity equal to his credited service times a flat dollar amount ($25 for most U.S. salaried employees). Participants age 55 or older with 10 years of vesting service may retire prior to age 65 with a reduced benefit. Participants who were younger than 50 as of December 31, 2011 (which include Messrs. Stone and Davis) stopped accruing benefits as of such date, and participants 50 or older as of such date (which include Messrs. Sengstack and Kenney) will accrue benefits until December 31, 2016. Mr. Haines is not eligible to participate in this portion of the Pension Plan because he was hired after February 21, 2006 when it was closed to all new salaried employees.

Cash Balance Portion

The Cash Balance portion of the Pension Plan covers most salaried employees in the U.S. All participants stopped accruing benefits as of December 31, 2011. At termination of employment a participant is eligible to receive the amount credited to his account or a monthly single life annuity based on the amount credited to his account. The account consists of: (i) an opening balance for a participant at December 31, 1999 equal to the present value of the participant’s accrued benefit earned at December 31, 1999 under the applicable prior pension plan; (ii) annual Company contributions through 2011 ranging from 3% to 12% of a participant’s compensation and transitional credits for certain participants from 2000-2004 equal to 6% of compensation; and (iii) interest credits, which continue until distribution of the account, based on the 30-year Treasury rate (subject to a minimum of 4.5%). All named executive officers participated in the Cash Balance portion.

Pension Restoration Plan

In order to provide eligible executives with the portion of their retirement benefits that cannot be paid under the tax-qualified Pension Plan due to IRS limits on compensation, the Company maintains the Pension Restoration Plan. All participants other than Mr. Sengstack (which include Messrs. Haines, Stone and Davis) stopped accruing benefits as of December 31, 2011, and effective as of January 1, 2012, their benefits were transferred to the Supplemental Retirement and Deferred Compensation Plan. Mr. Kenney does not participate in the Pension Restoration Plan because it was frozen before he became an executive officer.

Retirement Program

The Retirement Program is a tax-qualified 401(k) plan that covers all U.S. employees, including the named executive officers. A participant can elect to defer 1-50% of his compensation on a pre-tax basis, up to a maximum in 2016 of $18,000, or $24,000 if age 50 or over, and the Company will make a matching contribution equal to 100% of the first 2% of the participant’s deferral contributions plus 50% of the next 3% of the participant’s deferral contributions, for a total of 3.5% of the participant’s compensation.

Beginning in 2012, the Company also makes annual service-based contributions to most participants, ranging from 3% to 9% of a participant’s compensation, depending on his or her years of service with the Company (3% in the case of hourly employees). The service-based contribution generally is made to all employees, other than hourly employees who still accrue benefits under the Basic Retirement portion of the Pension Plan. Compensation taken into account under the Retirement Program is limited by the Internal Revenue Code (the limit for 2016 was $265,000). The Retirement Program also holds employees’ accounts that were held in the Company’s Employee Stock Ownership Plan, which was merged into the Retirement Program in 2010.

Supplemental Retirement and Deferred Compensation Plan
The Company maintains the Supplemental Retirement and Deferred Compensation Plan (the “Supplemental Retirement Plan”), which provides an additional benefit to attract and retain key executives. The Supplemental Retirement Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. Deferred amounts are credited to a bookkeeping account maintained on behalf of the participant.

The Company provides two types of contributions under the Supplemental Retirement Plan to executives other than Mr. Sengstack, who continues to participate in the Pension Restoration Plan. These contributions include: (i) the portion of the service-based contribution that could not be made under the Retirement Program due to IRS limitations; and (ii) a supplemental contribution of 2% to 4% of a participant’s compensation depending on years of service. In addition, participants who stopped accruing benefits under the Pension Restoration Plan had their benefit transferred to the Supplemental Retirement Plan as of January 1, 2012. A participant’s deferral account, service contribution account and transferred Pension Restoration Account are credited with earnings and losses based on the investment funds made available under the Plan. Earnings on the supplemental contribution account will follow the methodology used in the now-frozen Cash Balance Plan, which credits earnings based on the 30-year Treasury rate, but not less than 4.5%.

A participant’s accounts under the Supplemental Retirement Plan generally will be distributed to him in the seventh month following termination of employment. No named executive officer other than Mr. Stone elected to contribute to the Supplemental Retirement Plan in 2016, and Messrs. Haines, Stone, Davis and Kenney received Company contributions.

Perquisites, Other Personal Benefits, and Other Compensation

The Company does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance or tax preparation. The Company offers an executive annual physical program which is available to the named executive officers. The named executive officers other than Mr. Sengstack receive a Medicare tax reimbursement relating to the annual Company contributions in the Supplemental Retirement Plan (in the case of Messrs. Haines, Stone, Davis and Kenney).

Employment Agreements

The Company has employment agreements with Messrs. Sengstack and Haines. The agreements are three-year agreements, which automatically extend for an additional year unless either party gives notice not to renew. The agreements provide the following:

•
If the agreement is not renewed by the Company, and the executive terminates his employment, the executive is entitled to a payment equal to 12 months of salary and the target bonus, a bonus pro-rated for the time of employment in the current year, continued participation in the Company’s health and welfare plans for 12 months, a lump sum payment equal to the additional benefits that would have accrued under the Company’s retirement plans for 12 months, and immediate vesting of all stock options and pro-rata vesting of restricted stock, restricted stock units and performance share units (based on actual performance).

•
If the executive’s employment is terminated prior to a change in control without cause by the Company or for good reason by the executive (as defined in the agreements), Mr. Haines is entitled to the same benefits as described above, and Mr. Sengstack is entitled to severance based on 18 months of continued salary, 1-1/2 times the target bonus, and 18 months of health and welfare plan coverage and retirement plan payment.

•
If the executive’s employment is terminated without cause by the Company or for good reason by the executive within two years following a change in control of the Company, the executive is entitled to receive a payment equal to 36 months of continued salary, three times the target bonus (24 months of salary and two times bonus for Mr. Haines), a bonus pro-rated for the time of employment in the current year, continued participation in the Company’s health and welfare plans for 36 months (24 for Mr. Haines) and a lump sum payment equal to the additional benefits that would have been accrued under the Company’s retirement plans (other than the Pension Restoration Plan) for 36 months (24 months for Mr. Haines), and immediate vesting and cash-out of outstanding options and vesting of restricted stock, restricted stock units and performance share units (at target level). With respect to any 280G excise tax, each executive can elect to either (i) receive the full amount of severance benefits and be responsible for paying any excise tax or (ii) receive severance benefits that are reduced to the maximum amount that can be paid without triggering the excise tax.

The employment agreements contain a restrictive covenant that prohibits the executives from competing with the Company and soliciting the Company’s customers and employees for 24 months following termination.

Employment Security Agreements

The Company has entered into employment security agreements (“ESAs”) with Messrs. Stone, Davis and Kenney, as well as certain other executives that provide benefits upon a change in control of the Company, in order to extend these benefits to some executives who are not party to employment agreements.

Each ESA provides that if within two years after a change in control the Company terminates the executive’s employment for any reason other than cause, or the executive terminates his employment with the Company for good reason (as defined in the ESA), the executive is entitled to the following:

•
A lump sum payment equal to the sum of two times the executive’s base salary, a pro-rata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

•
A lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months;

•	Immediate vesting of all stock-based awards and deemed satisfaction of performance goals at target levels;

•	Continued coverage under the Company’s health and welfare plans for 24 months following termination; and

•	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company.

The ESAs contain a restrictive covenant that prohibits the executive from soliciting employees of the Company for 18 months following termination.

The Company determined that these agreements serve the Company’s goal of attracting and retaining key executives. By providing these agreements the executives are able to remain focused on the best interests of the shareholders in the event of a potential change-in-control situation. Additionally, these agreements provide benefits which strive to retain the executives during a transitional period.

Confidentiality and Non-Compete Agreements

Each named executive officer has signed a confidentiality and non-compete agreement with the Company. Under this agreement, they agree to maintain all confidential information of the Company, and for a period of 18 months after termination of employment from the Company they agree not to, directly or indirectly, participate in the design, development, manufacture, or distribution of electrical submersible motors or related products in competition with the Company. These agreements are in addition to the restrictive covenants set forth in the employment agreements and ESAs.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the CEO and the three other most highly compensated officers other than the chief financial officer of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. While base salary, time-based restricted stock and restricted stock units, by their nature, do not qualify as performance-based compensation under

Section 162(m), the Committee has structured the annual cash incentive awards under the Annual Bonus Plan and the grant of stock options to qualify as performance-based compensation under Section 162(m). Although the Committee attempts to establish and maintain compensation programs that optimize the tax deductibility of compensation, the Committee retains discretion to authorize payment of compensation that may not be fully tax deductible when it believes this would be in the best interests of the Company. The Company expects that all of the compensation paid in 2016 will be deductible by the Company for federal income tax purposes except for $49,690 paid to Mr. Sengstack.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers ("named executive officers") for the fiscal years ended December 31, 2016, January 2, 2016 and January 3, 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Time-Based Stock Awards ($)(3)	Performance-Based Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Gregg C. Sengstack, Chairman & CEO	2016	694,458	—	554,992	554,992	871,415	853,420	177,937	33,179	3,740,393
	2015	668,958	80,000	525,005	525,004	816,098	—	589,151	48,061	3,252,277
	2014	574,138	—	397,783	397,783	571,311	402,223	900,408	40,225	3,283,871
John J. Haines VP & CFO	2016	384,096	—	173,986	173,986	273,203	350,584	2,675	39,004	1,397,534
	2015	365,714	—	165,015	165,015	256,486	33,426	—	50,113	1,035,769
	2014	351,137	—	154,517	154,517	212,314	206,609	4,852	55,838	1,139,784
Robert J. Stone Senior VP and President, International Water Systems	2016	372,935	—	139,497	139,497	219,029	323,642	14,456	54,610	1,263,666
	2015	361,992	33,000	134,983	134,982	209,848	—	—	71,878	946,683
	2014	351,137	—	131,108	131,108	180,157	197,199	30,577	67,028	1,088,314
DeLancey W. Davis VP and President, North America Water Systems	2016	347,127	—	116,989	116,989	183,705	299,371	7,060	43,763	1,115,004
	2015	336,838	—	113,384	113,383	176,276	29,945	—	51,570	821,396
	2014	324,347	—	109,517	109,516	150,474	124,809	14,397	56,908	889,968
Donald P. Kenney VP and President, Energy Systems	2016	312,552	—	64,499	64,499	101,273	242,665	30,492	60,669	876,649
	2015	302,835	—	62,083	62,082	96,534	77,405	3,909	76,998	681,846
	2014	293,259	—	80,396	80,395	41,427	209,687	54,948	62,535	822,647

(1)	Salary adjustments for 2016 were effective as of June 1, 2016.

(2)
These amounts represent discretionary bonuses paid to Messrs. Sengstack and Stone. The Committee approved these discretionary bonuses to Messrs. Sengstack and Stone due in part to their extraordinary performance in 2015. A description of the discretionary adjustment component of the Annual Cash Incentive Award can be found in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)
These amounts represent the grant date fair value, computed in accordance with FASB Codification Topic 718, of the restricted stock and performance share unit awards granted in 2016 to the named executive officers. The value of the performance share units is based upon the probable outcome of the performance conditions. See Note 15 of the Company's Annual Report to Shareholders for the fiscal year ending December 31, 2016 for a complete description of the assumptions used for these valuations.

(4)
The grant date value of the performance shares granted in 2016, assuming the performance conditions were met at the maximum level, was: Mr. Sengstack: $1,109,984; Mr. Haines: $347,971; Mr. Stone: $278,994; Mr. Davis: $233,978; and Mr. Kenney: $128,999.

(5)
These amounts represent the grant date fair value, computed in accordance with FASB Codification Topic 718, of the stock options granted to the named executive officers in 2016. See Note 15 of the Company's Annual Report to Shareholders for the fiscal year ending December 31, 2016 for a complete description of the assumptions used for these valuations.

(6)
These amounts represent the bonuses paid to the named executive officers under the Company's performance-based Executive Officer Annual Incentive Cash Bonus Program. A description of this program can be found in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(7)
These amounts represent the annual change in the present value of each named executive officer's benefits under the Company's defined benefit pension plans, which calculations use the same assumptions required to be used for financial reporting purposes. Benefits under the pension plans were frozen as of December 31, 2011 for most participants, including Messrs. Haines, Stone and Davis.

(8)
These amounts for 2016 represent (i) Company contributions under the Retirement Program:  Mr. Sengstack: $33,125; Mr. Haines: $19,875; Mr. Stone: $27,825; Mr. Davis: $22,525; and Mr. Kenney: $33,125; (ii) Company contributions under the Supplemental Retirement and Deferred Compensation Plan:  Mr. Haines: $18,627; Mr. Stone: $26,103; Mr. Davis: $20,686; and Mr. Kenney: $26,844; (iii) a Medicare tax reimbursement related to the non-qualified retirement plans:  Mr. Sengstack: $0; Mr. Haines: $448; Mr. Stone: $628; Mr. Davis: $498; and Mr. Kenney: $646; and (iv) the Company's life insurance contributions of $54 for each named executive officer.

Restricted Stock/Restricted Stock Unit/Performance Stock Unit Awards

The 2016 restricted awards granted on February 25, 2016 consisted of 19,085 restricted stock units and 19,085 performance share units awarded to Mr. Sengstack; 5,983 restricted stock units and 5,983 performance share units awarded to Mr. Haines; 4,797 restricted shares and 4,797 performance share units awarded to Mr. Stone; 4,023 restricted shares and 4,023 performance share units awarded to Mr. Davis; and 2,218 restricted stock units and 2,218 performance stock units awarded to Mr. Kenney.

The 2015 restricted awards granted on February 26, 2015 consisted of 14,317 restricted stock units and 14,317 performance share units awarded to Mr. Sengstack; 4,500 restricted stock units and 4,500 performance share units awarded to Mr. Haines; 3,681 restricted shares and 3,681 performance share units awarded to Mr. Stone; 3,092 restricted shares and 3,092 performance share units awarded to Mr. Davis; and 1,693 restricted stock units and 1,693 performance stock units awarded to Mr. Kenney.

The 2014 restricted awards granted on March 4, 2014 consisted of 4,562 restricted stock units and 4,562 performance share units awarded to Mr. Sengstack; 3,571 restricted shares and 3,571 performance share units awarded to Mr. Haines; 3,030 restricted shares and 3,030 performance share units awarded to Mr. Stone; 2,531 restricted shares and 2,531 performance share units awarded to Mr. Davis; and 3,716 restricted stock units awarded to Mr. Kenney. In connection with his promotion to CEO, Mr. Sengstack received an additional grant on May 6, 2014 consisting of 5,290 restricted stock units and 5,290 performance share units.

Restricted stock and restricted stock unit awards vest on the fourth anniversary of the grant date (subject to accelerated pro rata vesting upon death, disability, or retirement and accelerated vesting on a change in control). Performance share units granted in 2016 vest at the end of the three-year performance period ending December 31, 2018, depending on the level of achievement of the performance goals (subject to pro rata vesting at the end of the performance period upon death, disability or retirement and accelerated vesting at target level upon a change in control). Dividends are paid on restricted stock awards and dividend equivalents are paid on restricted stock unit awards. Dividend equivalents are paid on performance share unit awards only to the extent the awards vest.

Option Awards

The 2016 grants to the named executive officers consisted of options for 94,952 shares to Mr. Sengstack; 29,769 shares to Mr. Haines; 23,866 shares to Mr. Stone; 20,017 shares to Mr. Davis; and 11,035 shares to Mr. Kenney. These grants had an exercise price of $29.08.

The 2015 grants to the named executive officers consisted of options for 66,144 shares to Mr. Sengstack; 20,788 shares to Mr. Haines; 17,008 shares to Mr. Stone; 14,287 shares to Mr. Davis; and 7,824 shares to Mr. Kenney. These grants had an exercise price of $36.67.

The 2014 grants to the named executive officers consisted of options for 17,555 shares to Mr. Sengstack; 13,740 shares to Mr. Haines; 11,659 shares to Mr. Stone; 9,738 shares to Mr. Davis; and 2,681 shares to Mr. Kenney. These grants had an exercise price of $43.27. In connection with his promotion to CEO, Mr. Sengstack received an additional grant on May 6, 2014 for 22,050 shares, with an exercise price of $37.88.

All of the stock options granted in 2016, 2015 and 2014 vest over four years at 25% per year (subject to accelerated vesting upon death, disability, retirement or a change in control) and expire after ten years.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

In connection with the redesign of the Company's retirement program, effective as of December 31, 2011, all named executive officers other than Messrs. Sengstack and Kenney stopped accruing benefits under the Pension Plan and/or the Pension Restoration Plan. Descriptions of these retirement plans, as in effect before and after December 31, 2011, and the level of participation by the named executive officers, can be found in the 2016 Pension Benefits Table and accompanying narrative included in this Proxy Statement.

2016 Grant of Plan Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2016.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregg C. Sengstack	2/25/2016	229,171	694,458	1,388,916
	2/25/2016				9,543	19,085	38,170
	2/25/2016							19,085	94,952	29.08	1,981,399
John J. Haines	2/25/2016	95,064	288,072	576,144
	2/25/2016				2,992	5,983	11,966
	2/25/2016							5,983	29,769	29.08	621,174
Robert J. Stone	2/25/2016	92,301	279,701	559,402
	2/25/2016				2,399	4,797	9,594
	2/25/2016							4,797	23,866	29.08	498,022
DeLancey W. Davis	2/25/2016	85,914	260,345	520,690
	2/25/2016				2,012	4,023	8,046
	2/25/2016							4,023	20,017	29.08	417,682
Donald P. Kenney	2/25/2016	69,621	210,973	421,946
	2/25/2016				1,109	2,218	4,436
	2/25/2016							2,218	11,035	29.08	230,272

(1)
The amounts in these columns reflect estimated possible payouts for 2016 and were established under the Executive Officer Annual Incentive Bonus Program. The estimated payouts shown in the Table were based on performance in 2016, which has now occurred. Thus, the amounts shown in “threshold”, “target”, and “maximum” columns reflect the range of potential payouts when the performance goals were set in early 2016. Actual amounts paid for 2016 are reflected in the Summary Compensation Table. A description of this program can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)
The amounts in these columns reflect the estimated possible payouts of shares of common stock that may be issued pursuant to the settlement of performance share units that were granted in 2016. Vesting occurs at the end of the three-year performance period (December 31, 2018), depending on the level of attainment of the performance goals. A pro rata portion is paid at the end of the performance period in the event of the executive's death, disability or retirement, and vesting is accelerated at target level upon a change in control. Dividend equivalents are paid to the extent the performance share units vest. A description of the performance share units can be found in the "Compensation, Discussion, and Analysis" section of this Proxy Statement.

(3)
Restricted stock units were granted to Messrs. Sengstack, Haines, and Kenney because they are retirement eligible or will become retirement eligible within the vesting period, and restricted stock was granted to Mr. Davis. Due to an administrative error, Mr. Stone was granted restricted stock in 2016 when he should have received a grant of restricted stock units, since he will become retirement eligible within the vesting period. The restricted stock granted to Mr. Stone in 2016 was converted to restricted stock units in 2017. The awards vest four years from the grant date if they are still employed with the Company on such date. Vesting is accelerated upon a change in control of the Company and a pro rata portion is accelerated upon death, disability or retirement.

(4)
The exercise price for grants of stock options is determined using the closing price of the Company’s common stock on the date of grant. The option grants expire after ten years and vest over four years, at 25% per year. Vesting is accelerated upon a change in control of the Company, death, disability or retirement.

(5)
The grant date fair value of the target performance share units, restricted stock, restricted stock units and option awards shown in the above table was computed in accordance with FASB Codification Topic 718.

2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2016.

Name	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(7)
Gregg C. Sengstack	30,600 24,108 25,600 21,460 34,640 16,350 8,778 11,025 16,536 0	0 0 0 0 0 5,448 8,777 11,025 49,608 94,952	16.10 8.67 14.41 21.72 24.10 32.53 43.27 37.88 36.67 29.08	2/28/2018 3/5/2019 2/22/2020 3/2/2021 5/4/2022 3/6/2023 3/4/2024 5/6/2024 2/26/2025 2/25/2026	49,322(2)	1,918,626	33,402(8)	1,299,338
John J. Haines	23,600 20,052 21,650 12,424 6,870 5,197 0	0 0 0 4,140 6,870 15,591 29,769	14.41 21.72 24.10 32.53 43.27 36.67 29.08	2/22/2020 3/2/2021 5/4/2022 3/6/2023 3/4/2024 2/26/2025 2/25/2026	18,666(3)	726,107	10,483(9)	407,789
Robert J. Stone	10,600 15,860 12,800 21,038 22,296 10,536 5,830 4,252 0	0 0 0 0 0 3,510 5,829 12,756 23,866	16.10 8.67 14.41 21.72 24.10 32.53 43.27 36.67 29.08	2/28/2018 3/5/2019 2/22/2020 3/2/2021 5/4/2022 3/6/2023 3/4/2024 2/26/2025 2/25/2026	15,418(4)	599,760	8,478(10)	329,794
DeLancey W. Davis	0 4,869 0 0	2,516 4,869 10,715 20,017	32.53 43.27 36.67 29.08	3/6/2023 3/4/2024 2/26/2025 2/25/2026	12,450(5)	484,305	7,115(11)	276,774
Donald P. Kenney	12,000 6,374 3,092 2,334 3,016 2,424 1,341 1,956 0	0 0 0 0 0 806 1,340 5,868 11,035	16.10 8.67 14.95 21.72 24.10 32.53 43.27 36.67 29.08	2/28/2018 3/5/2019 3/23/2020 3/2/2021 5/4/2022 3/6/2023 3/4/2024 2/26/2025 2/25/2026	12,423(6)	483,255	3,911(12)	152,138

(1)
Each option grant has a ten-year term and vests pro rata over four years beginning on the first anniversary of the grant date. Vesting is accelerated upon death, disability, retirement or a change in control of the Company.  Exercise prices are determined using the closing price of the Company’s Common Stock on the date of grant.

(2)
Of Mr. Sengstack's restricted awards, 19,085 shares vest after four years on February 25, 2020, 14,317 shares vest after four years on February 26, 2019, 5,290 shares vest after four years on May 6, 2018, 4,562 shares vest after four years on March 4, 2018, and 6,068 shares vest after four years on March 6, 2017.

(3)
Of Mr. Haines's restricted awards, 5,983 shares vest after four years on February 25, 2020, 4,500 shares vest after four years on February 26, 2019, 3,571 shares vest after four years on March 4, 2018, and 4,612 shares vest after four years on March 6, 2017.

(4)
Of Mr. Stone's restricted awards, 4,797 shares vest after four years on February 25, 2020, 3,681 shares vest after four years on February 26, 2019, 3,030 shares vest after four years on March 4, 2018, and 3,910 shares vest after four years on March 6, 2017.

(5)
Of Mr. Davis's restricted awards, 4,023 shares vest after four years on February 25, 2020, 3,092 shares vest after four years on February 26, 2019, 2,531 shares vest after four years on March 4, 2018, and 2,804 shares vest after four years on March 6, 2017.

(6)
Of Mr. Kenney's restricted awards, 2,218 shares vest after four years on February 25, 2020, 1,693 shares vest after four years on February 26, 2019, 3,716 shares vest after four years on March 4, 2018, and 4,796 shares vest after four years on March 6, 2017.

(7)	The market value of the stock and stock unit awards was determined using the closing price of the Company’s common stock on December 30, 2016 ($38.90 per share).

(8)
Of Mr. Sengstack’s target performance share awards, 19,085 will vest at the end of the performance period that ends on December 31, 2018 and 14,317 will vest at the end of the performance period that ends on December 31, 2017.

(9)	Of Mr. Haines’ target performance share awards, 5,983 will vest at the end of the performance period that ends on December 31, 2018 and
4,500 will vest at the end of the performance period that ends on December 31, 2017.

(10)	Of Mr. Stone’s target performance share awards, 4,797 will vest at the end of the performance period that ends on December 31, 2018 and
3,681 will vest at the end of the performance period that ends on December 31, 2017.

(11)	Of Mr. Davis’ target performance share awards, 4,023 will vest at the end of the performance period that ends on December 31, 2018 and
3,092 will vest at the end of the performance period that ends on December 31, 2017.

(12)
Of Mr. Kenney's target performance share awards, 2,218 will vest at the end of the performance period that ends on December 31, 2018 and 1,693 will vest at the end of the performance period that ends on December 31, 2017.

2016 Option Exercises and Stock Vested Table

The following table sets forth the exercised options and vested awards for the fiscal year ended December 31, 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Gregg C. Sengstack	7,200	98,604	15,831	546,289
John J. Haines	—	—	8,547	289,019
Robert J. Stone	27,200	598,187	8,465	284,530
DeLancey W. Davis	9,628	77,252	5,689	192,897
Donald P. Kenney	7,800	91,105	5,588	181,051

(1)	Represents the difference between the closing price of the stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)
Includes shares based on estimated release of performance share units earned in 2016 as follows: Mr. Sengstack, 5,133; Mr. Haines, 1,861; Mr. Stone, 1,579; and Mr. Davis, 1,319. See the "Compensation Discussion & Analysis" section for further information.

(3)
Represents the value realized by multiplying the closing price of the stock on the date of vesting by the number of shares that vested. Includes vesting of restricted stock/units granted in 2012 and performance share awards granted in 2014. See the "Compensation Discussion & Analysis" section for a discussion of this vesting.

2016 Pension Benefits Table

The following table sets forth (i) the years of service currently credited to each named executive officer under the Company’s pension plans and (ii) the present value of the accumulated benefit payable under each pension plan to each of the named executive officers upon retirement.

Named Executive Officer	Plan Name(1)	Number of Years of Credited Service #	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
Gregg C. Sengstack	Basic Retirement Portion Cash Balance Portion Pension Restoration Plan	28.0 23.1 28.1	$104,601 $518,305 $4,345,892	$0 $0 $0
John J. Haines	Cash Balance Portion	4.0	$38,441	$0
Robert J. Stone	Basic Retirement Portion Cash Balance Portion	19.3 11.5	$48,038 $149,120	$0 $0
DeLancey W. Davis	Basic Retirement Portion Cash Balance Portion	6.6 7.0	$15,599 $77,184	$0 $0
Donald P. Kenney	Basic Retirement Portion Cash Balance Portion	25.5 20.8	$72,971 $361,783	$0 $0

(1)	As of December 31, 2011, the Basic Retirement Plan and Cash Balance Pension Plan were merged and renamed the Pension Plan.

(2)
As of December 31, 2011, the named executive officers stopped accruing benefits under all plans except for Mr. Sengstack, who continues to accrue benefits under the Basic Retirement portion of the Pension Plan and the Pension Restoration Plan.

(3)
The amounts in this column are based on a retirement age of 65 for Messrs. Haines, Stone, Davis, and Kenney. For Mr. Sengstack, retirement age is 62 for the Basic Retirement portion of the Pension Plan and the Pension Restoration Plan, and age 65 for the Cash Balance portion of the Pension Plan.

Pension Plan

In 2011, the Company implemented a redesign of its retirement program. Its two tax-qualified defined benefit pension plans, the Basic Retirement Plan and the Cash Balance Pension Plan, were merged into a single plan called the Pension Plan. As discussed below, as of December 31, 2011, benefit accruals under the Basic Retirement portion of the Pension Plan ceased for all participants younger than age 50 and benefit accruals under the Cash Balance portion of the Pension Plan ceased for all participants. In addition, benefits under the non-qualified Pension Restoration Plan ceased for all participants other than Mr. Sengstack. Participants will instead receive additional benefits under the Company’s defined contribution plans (see the discussion in the Compensation Discussion and Analysis and in the 2016 Nonqualified Deferred Compensation Table and narrative in this Proxy Statement).

Basic Retirement Plan

The Basic Retirement portion of the Pension Plan covers most U.S. employees of the Company and its affiliates, including the named executive officers, who were hired before February 21, 2006. The Basic Retirement Plan provides each eligible named executive officer with a monthly single life annuity commencing at normal retirement age (age 65) equal to the number of years of credited service times $25. Participants are eligible to receive benefits after completing five years of vesting service. Participants who terminate employment after age 55 with 10 years of vesting service are eligible to receive early retirement benefits that are reduced to reflect commencement prior to age 65. Participants who terminate employment on or after age 62 with 25 years of vesting service are eligible to receive early retirement benefits that are unreduced for commencement prior to age 65. Participants with five years of vesting service who terminate employment and are not eligible to receive early retirement benefits are eligible for benefits commencing at age 65. Mr. Sengstack and Mr. Kenney are currently eligible for early retirement benefits. Mr. Haines is not eligible to participate in the Plan because he was hired after February 21, 2006.

The benefit formula calculates the benefit payable in a single life annuity form, which is the normal form of benefit for unmarried participants. The normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent, if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the single life annuity form.

The Basic Retirement Plan was amended in 2011 to provide that participants younger than age 50 as of December 31, 2011 (which includes Messrs. Stone and Davis) stopped earning benefits as of such date, and participants 50 or older as of December 31, 2011 (which includes Messrs. Sengstack and Kenney) will stop earning benefits on December 31, 2016 (or if earlier, their termination of employment).

Cash Balance Pension Plan

The Cash Balance portion of the Pension Plan is a tax-qualified pension plan that covers most U.S. employees of the Company and its affiliates who are classified as "exempt" and who are not covered by a collective bargaining agreement, which includes each named executive officer. As of December 31, 2011, the Plan was closed to new participants and all participants stopped accruing further benefits. An account is maintained for each participant under the Plan, which consists of (i) an opening account balance equal to the then present value of the participant's accrued benefit, if any, earned as of December 31, 1999 under one of the Company's prior pension plans; (ii) annual contributions made  by the Company as of the end of each calendar year through 2011 that ranged from 3% to 12% of the participant's compensation (based on the participant's credited service); (iii) annual transitional credits made by the Company from 2000-2004 equal to 6% of compensation of each participant whose age and years of vesting service as of December 31, 1999 totaled 45 or more; and (iv) until distribution of the account, annual interest credits made by the Company as of the end of each calendar year, based on the 30-year Treasury security rate for the November preceding each such year (subject to a minimum interest rate of 4.5%).  Compensation included wages subject to withholding, excluding income recognized in connection with the Company's stock based plans, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits (as limited by applicable Internal Revenue Code limits).
Participants are eligible to receive benefits after completing three years of service. They can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until age 65. Any accounts remaining in the Cash Balance Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for unmarried participants is a single life annuity, and the normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent, if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the normal form, or in a lump sum.

Pension Restoration Plan

The Pension Restoration Plan is an unfunded, non-qualified pension plan that is intended to provide an employee with the portion of his benefits that cannot be paid under the Pension Plan or the Contributory Retirement Plan (the predecessor to the Cash Balance portion of the Pension Plan) due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining benefits under, and the amount of benefits that can be paid from, tax-qualified pension plans.

The benefits of Mr. Sengstack are based on the formula in effect under the Contributory Retirement Plan on December 31, 1999, but without regard to the Internal Revenue Code limits. This formula is based on the employee's credited service and final three-year average compensation, with an offset for benefits provided by the Basic Retirement portion of the Pension Plan, the Cash Balance portion of the Pension Plan and Social Security. There is a minimum benefit whereby if the monthly benefit amount paid to the employee under the Pension Plan, Pension Restoration Plan and Social Security is less than a designated percentage of the employee's three-year final average compensation, the difference is paid from the Pension Restoration Plan. The current designated percentage (which is based on years of service at retirement) for Mr. Sengstack is 50% (assuming retirement at age 62).

The benefits of Messrs. Haines, Stone and Davis were determined by applying the formula in the Cash Balance portion of the Pension Plan for all eligible compensation (including compensation in excess of the Code limits), offset for the benefits provided by the Cash Balance portion of the Pension Plan.  All participants other than Mr. Sengstack stopped earning benefits as of December 31, 2011 and instead participate in the Supplemental Retirement and Deferred Compensation Plan, under which they receive additional Company contributions. The value of their frozen benefit under the Pension Restoration Plan was transferred to the Supplemental Retirement and Deferred Compensation Plan as of January 1, 2012.

The benefit accrued under the Pension Restoration Plan is paid upon termination of employment as follows:  (i) if the lump sum value is less than $1,000,000, it will be paid in a lump sum within 90 days following termination; (ii) if the lump sum value is more than $1,000,000 but less than $2,000,000, one-half of the benefit will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, and the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination; (iii) if the lump sum value is $2,000,000 or more, one-third will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, one-half of the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination, the remaining benefit will be paid as a single life annuity over the second 12-month period following termination and the benefit remaining at the end of the second 12-month period will be paid in a lump sum on the second anniversary of termination. If the participant is deemed to be a “key employee” as defined in Section 409A of the Internal Revenue Code, any distribution that is payable due to termination of employment will be delayed for six months following the date of such termination. Notwithstanding the foregoing, upon a change in control of the Company, all participants become fully vested in their benefits, all benefits will be paid in a lump sum within 60 days after the change in control and active participants will have three years of additional age and service credits in determining benefits.

Pension Plan Assumptions

The assumptions used in calculating the present value of the accumulated pension benefits are set forth in Footnote 8 of the audited financial statements contained in the Company's Annual Report to Shareholders for the year ended December 31, 2016. The Company does not grant additional years of credited service under its pension plans.

2016 Nonqualified Deferred Compensation

The following table sets forth (i) the contributions made by each named executive officer and the Company in fiscal 2016, (ii) the earnings on the account balances as of December 31, 2016 and (iii) the account balances as of December 31, 2016 under the Company’s Supplemental Retirement and Deferred Compensation Plan.

Name	Executive Contribution in Last Fiscal Year ($)(1)	Company Contribution in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)(5)
Gregg C. Sengstack	—	—	52,892	—	439,087
John J. Haines	—	18,627	8,201	—	201,094
Robert J. Stone	29,700	26,103	7,942	—	359,506
DeLancey W. Davis	—	20,686	4,989	—	200,553
Donald P. Kenney	—	26,844	2,454	—	142,707

(1)	This amount is reported in the "Salary" column of the Summary Compensation table in this Proxy Statement.

(2)	The Company contributions are reflected in the "All Other Compensation" column of the Summary Compensation table of this Proxy Statement.

(3)	The earnings reported in this column are not included in the Summary Compensation table.

(4)
The aggregate balance reflects amounts previously reported in the Summary Compensation table except for the following earnings: Mr. Sengstack: $91,258; Mr. Haines: $27,140; Mr. Stone: $24,771; Mr. Davis: $14,341; and Mr. Kenney: $4,002.

(5)
For Messrs. Haines, Stone and Davis, the aggregate balances also include the cash balance accounts under the Pension Restoration Plan that were transferred to this Plan as of January 1, 2012: Mr. Haines: $18,714; Mr. Stone: $87,153; and Mr. Davis: $34,477.

The Supplemental Retirement and Deferred Compensation Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available by the Management Organization and Compensation Committee.

Beginning in 2012, the Company provides two types of contributions to participants who do not continue to accrue benefits under the Pension Restoration Plan. The Company provides the portion of the service-based contribution that could not be made under the Retirement Program due to IRS limitations (the service-based contribution ranges from 3% to 9% of a participant’s compensation depending on years of service). The Company also provides a supplemental contribution of 2% to 4% of a participant’s total compensation depending on years of service. In addition, participants who stopped accruing benefits under the Pension Restoration Plan had their benefit transferred to the Plan as of January 1, 2012. A participant’s deferral account, service contribution account and transferred Pension Restoration Plan account will be credited with earnings and losses based on the investment funds made available by the Management Organization and Compensation Committee. Earnings on the supplemental contribution account will follow the methodology used in the now-frozen Cash Balance portion of the Pension Plan, which credits earnings based on the 30-year Treasury rate, but not less than 4.5%.

A participant’s accounts under the Plan will generally be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months). Mr. Stone is the only Named Executive Officer who contributed to the Plan in 2016, although Messrs. Sengstack, Haines, Stone, Davis, and Kenney received Company contributions.

Potential Payments upon Termination or Change in Control of the Company

The Company provides benefits to certain of the named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described as follows:

Employment Agreements

The employment agreements of Messrs. Sengstack and Haines have three-year terms that automatically renew for an additional year unless either party provides advance written notice of an election not to extend the term. The agreements provide the following severance benefits under the described termination scenarios:

•
Termination – Nonrenewal of Employment Agreement. If the executive terminates his employment at any time during the term of the agreement after receipt of notice from the Company of its decision to not extend the term, he is entitled to (i) an immediate payment equal to a pro rata portion of the target bonus paid for the year of termination (or, in the case of Mr. Sengstack, later payment of a pro rata portion of the bonus payable for the year of termination), (ii) an immediate payment equal to 12 months of his then current salary and one times the target bonus for the year of termination, (iii) immediate vesting of all outstanding stock options, immediate pro rata vesting of time-based restricted stock and units, and pro rata vesting of performance-based restricted stock and units at the end of the performance period based on actual performance, (iv) continued participation in the Company’s health and welfare plans for 12 months, and (v) a lump sum payment equal to the benefits that would have accrued under the Company's retirement plans for 12 months.

•
Termination – Prior to a Change in Control. If a Change in Control of the Company (as defined in the agreements) has not occurred and the executive’s employment is terminated by the Company for other than “Good Cause” or the executive terminates his employment for “Good Reason,” he is entitled to (i) an immediate payment equal to a pro rata portion of the target bonus paid for the year of termination (or, in the case of Mr. Sengstack, later payment of pro rata portion of the bonus payable for the year of termination), (ii) an immediate payment equal to 18 months of his then current salary and one and one-half times the target bonus for the year of termination (12 months and one times the target bonus for Mr. Haines), (iii) immediate vesting of all outstanding stock options, immediate pro rata vesting of time-based restricted stock and units and pro rata vesting of performance-based restricted stock and units at the end of the performance period based on actual performance, (iv) continued participation in the Company’s health and welfare plans for the applicable severance period, and (v) a lump sum payment equal to the benefits that would have been earned under the Company's retirement plans during the applicable severance period.

•
Termination – Following a Change in Control. If following a Change in Control of the Company (as defined in the agreements) the executive’s employment is terminated within two years of the Change in Control by the Company for other than “Good Cause” or by the executive for “Good Reason”, he is entitled to an immediate payment equal to (i) a pro rata portion of the target bonus paid for the year of termination, (ii) an immediate payment equal to 36 months of his then current salary and three times the target bonus for the year of termination (24 months and two times the target bonus for Mr. Haines), (iii) immediate vesting and cash out of all outstanding stock options and immediate vesting of all other restricted stock and units (with performance-based awards vesting at target level), (iv) continued participation in the Company’s health and welfare plans for the applicable severance period, and (v) a lump sum payment equal to the benefits that would have accrued under the Company's retirement plans (other than the Pension Restoration Plan) during the applicable service period. With respect to any excise tax, each executive can elect to either (i) receive the full amount of severance benefits and be responsible for paying any excise tax or (ii) receive severance benefits that are reduced to the maximum amount that can be paid without triggering the excise tax.

The employment agreements contain a restrictive covenant that prohibits the executives from competing with the Company and soliciting the Company's customers and employees for 24 months following termination. The agreements provide that an amount of severance equal to one times salary and one times the prior year's bonus serves as consideration for this restrictive covenant as well as the separate confidentiality and non-compete agreement each executive has executed.

For purposes of the employment agreements:

•
“Good Cause” means the executive’s death or disability, his fraud, misappropriation of, or intentional material damage to the property or business of the Company, his commission of a felony likely to result in material harm or injury to the Company, or his willful and continued material failure to perform his obligations.

•
“Good Reason” exists if (a) there is a change in the executive’s title or a significant change in the nature or the scope of his authority, (b) there is a reduction in the executive’s salary or retirement benefits or a material reduction in the executive’s compensation and benefits in the aggregate, (c) the Company changes the principal location in which the executive is required to perform services to more than fifty miles away, (d) the executive reasonably determines that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority or duties attached to his positions, or (e) any purchaser of substantially all of the assets of the Company declines to assume the obligations under the employment agreement.

Employment Security Agreements

Certain executives, including Messrs. Stone, Davis and Kenney, are parties to employment security agreements (ESA) with the Company that provides benefits upon a Change in Control (as defined in the ESA). Each ESA provides that if within two years after a Change in Control the Company terminates the executive’s employment for any reason other than “Good Cause”, or the executive terminates his employment with the Company for “Good Reason” (as defined in the ESA), the executive is entitled to the following:

(i)
a lump sum payment equal to the sum of two times the executive’s base salary, a pro-rata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

(ii)
a lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months;

(iii)	immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards at target level;

(iv)	continued coverage under the Company’s health and welfare plans for 24 months following termination;

(v)	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and

(vi)
with respect to any excise tax, each executive can elect to either receive the full amount of severance benefits and be responsible for paying any excise tax, or receive severance benefits that are reduced to the maximum amount that can be paid without triggering the excise tax.

For purposes of the ESAs:

•
“Good Cause” means the executive’s intentional and material misappropriation of, or damage to, the property or business of the Company, his conviction of a criminal violation involving fraud or dishonesty or of a felony that causes material harm or injury to the Company, or his willful and continuous failure to perform his obligations under the ESA that is not cured.

•
“Good Reason” means a material reduction in the executive’s salary or retirement benefits or a material reduction in his compensation and benefits in the aggregate, or any purchaser of substantially all of the assets of the Company declines to assume all of the Company’s obligations under the ESA.

The ESAs contain a restrictive covenant that prohibits the executive from soliciting employees of the Company for 18 months following termination. The agreements provide that an amount of severance equal to one times salary and one times the prior year’s bonus serves as consideration for this restrictive covenant as well as the separate confidentiality and non-compete agreement each executive has executed.

Pension Restoration Plan

The Pension Restoration Plan, in which Mr. Sengstack participates, provides that upon a Change in Control of the Company (as defined in the Plan), (i) all participants will become 100% vested in their benefits, which will be paid in an immediate lump sum within 60 days, and (ii) active participants will have three years of additional credit for age and service in determining their benefits under the Plan.

Stock Plan

Awards under the Company's stock plans fully vest, and performance measures are deemed met at the target level, upon a Change in Control (as defined in the applicable stock plan) of the Company. Stock Option Agreements provide for full vesting upon a termination of employment due to death, disability or retirement. Restricted Stock Agreements and the Restricted Stock Unit Agreements provide for pro-rata vesting upon termination of employment due to death, disability or retirement. Performance Share Unit Agreements provide for pro-rata vesting at the end of the performance period upon termination due to death, disability or retirement.

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer pursuant to the arrangements described above under the following termination scenarios: assuming a non-renewal of the employment agreement, termination of employment and/or change in control occurred on December 31, 2016.

Termination – Nonrenewal of Employment Agreement

Name	Salary ($)(1)	Non-Equity Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)	Accelerated Vesting of Restricted Stock/Units/Performance Share Units ($)(4)	Additional Retirement Plan Credits ($)	Continued Benefit Plan Coverage ($)
Gregg C. Sengstack	703,000	783,000	1,089,003	1,485,098	1,658,386	16,584
John J. Haines	377,531	566,297	353,478	582,844	63,806	14,914
Robert J. Stone	—	—	—	—	—	—
DeLancey W. Davis	—	—	—	—	—	—
Donald P. Kenney	—	—	—	—	—	—

Termination – No Change in Control

Name	Salary ($)(1)	Non-Equity Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)	Accelerated Vesting of Restricted Stock/Units/Performance Share Units ($)(4)	Additional Retirement Plan Credits ($)	Continued Benefit Plan Coverage ($)
Gregg C. Sengstack	1,054,500	1,134,500	1,089,003	1,485,098	1,677,081	24,876
John J. Haines	377,531	566,297	353,478	582,844	63,806	14,914
Robert J. Stone	—	—	—	—	—	—
DeLancey W. Davis	—	—	—	—	—	—
Donald P. Kenney	—	—	—	—	—	—

Termination – Change in Control

Name	Salary ($)(1)	Non-Equity Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)	Accelerated Vesting of Restricted Stock/Units/Performance Share Units ($)(4)	Additional Retirement Plan Credits ($)	Continued Benefit Plan Coverage ($)	Outplacement Services ($)	Forfeiture ($)(5)
Gregg C. Sengstack	2,109,000	2,812,000	1,089,003	3,217,964	2,598,648	49,753	—	—
John J. Haines	755,062	849,445	353,478	1,133,896	132,129	29,828	—	—
Robert J. Stone	784,045	882,051	285,169	929,554	242,113	30,338	50,000	—
DeLancey W. Davis	703,006	790,882	236,488	761,079	139,429	29,576	50,000	—
Donald P. Kenney	633,034	640,947	126,584	635,393	188,477	25,710	50,000	—

(1)  Based on salary rates effective June 1, 2016.
(2)  Reflects target annual bonus based on salary rates effective during 2016 and actual bonus payments to Mr. Sengstack in the case of termination due to nonrenewal of agreement or prior to a change in control.
(3)  Based on the difference between the exercise price of the unvested stock options multiplied by $38.90, the closing price of the stock on
December 30, 2016.
(4)  Based on the unvested awards (the target number in the case of performance-based awards) multiplied by the $38.90 closing price of the stock on December 30, 2016.
(5) The employment agreements give the executive the choice of receiving full benefits or having them reduced so as not to trigger the excise tax. The severance benefits of the named executive officers other than Mr. Sengstack were below the amount that would trigger the excise tax. Mr. Sengstack's benefits exceeded the triggering amount and receipt of full benefits with payment of the excise tax resulted in a better after-tax situation than forfeiture of benefits in excess of the triggering amount.

DIRECTOR COMPENSATION

Compensation for non-employee directors is determined by the Board of Directors, upon recommendation of the Corporate Governance Committee. Management makes recommendations to the Corporate Governance Committee with respect to non-employee director compensation. The Management Organization and Compensation Committee, pursuant to the Company’s Stock Plan, makes the actual stock-based award. Director Compensation is determined by compiling the compensation data for each of the Peer Group companies listed in the Compensation Discussion and Analysis and comparing such compensation to the current pay for the Company’s directors.

The following table sets forth the compensation received by the Company’s non-employee directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
David T. Brown	80,000	105,000	—	—	185,000
Renee J. Peterson	70,000	105,000		—	175,000
David A. Roberts	100,000(4)	105,000	—	—	205,000
Jennifer L. Sherman	70,000	105,000	—	—	175,000
David M. Wathen	70,000	105,000	—	—	175,000
Thomas R. VerHage	80,000	105,000	—	—	185,000

(1)	Fees deferred into the Non-Employee Directors’ Deferred Compensation Plan were: Mr. Brown $80,000, Ms. Peterson $70,000, Ms. Sherman $70,000, Mr. Wathen $70,000, and Mr. VerHage $80,000.

(2)
The amounts in this column are the grant date fair values of the stock awards granted to the non-employee directors, computed in accordance with FASB Codification Topic 718. Each director received an award of 3,265 shares, and Messrs. Brown, Peterson, Sherman, Wathen, and VerHage elected to defer their stock awards into the Non-Employee Directors’ Deferred Compensation Plan.

(3)	No options were granted to non-employee directors in 2016 and no non-employee director holds any outstanding options.

(4)	Mr. Roberts earned a total of $100,000 of fees during 2016; $20,000 of those fees will be paid in 2017 due to an administrative oversight.

Retainer and Fees

Non-employee directors are paid an annual retainer of $60,000. The Audit Committee chairman receives an additional fee of $20,000 and Audit Committee members receive an additional fee of $10,000. The Governance Committee chairman and Compensation Committee chairman each receive an additional fee of $15,000, and members of each committee receive an additional fee of $5,000. The Lead Independent Director receives an additional fee of $20,000. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees during their employment.

Stock Awards

On May 6, 2016, each non-employee director received an award of 3,265 shares of the Company’s common stock, which vested immediately upon grant and had a market value of $105,000 on the date of grant.

Deferred Compensation

Non-employee directors may participate in the Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, each non-employee director may elect to defer, for each calendar year, all of their annual retainer, fees and stock award until his service on the Board terminates. At the time the director makes the deferral election, they must elect to have the deferred retainer and fees either (i) credited with interest on a monthly basis at the rate in effect for the Wells Fargo Stable Return fund or (ii) converted into stock units, with credits equal to the cash that would have been paid had the units been actual shares of common stock owned by the director. Deferred stock awards will also be converted into stock units and credited with dividends.

Stock Ownership Guidelines

The Company's stock ownership guidelines for the non-employee directors require them to maintain direct ownership in the Company’s common stock with a value equal to five times their annual retainer. An individual has five years to comply with these guidelines. All shares held directly or beneficially, including stock awards, shares acquired upon exercise of stock options and stock units credited under the Non-Employee Directors’ Compensation Plan, count toward these guidelines. Stock options do not count toward these guidelines. All non-employee directors either meet or exceed these guidelines.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets forth information about the Company’s equity compensation plans as of March 1, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b))
Equity Compensation Plans Approved by Security Holders(1)	1,630,032	27.16	955,914(2)
Equity Compensation Plans Not Approved by Security Holders(3)	189,303	n/a	89,042

(1)
This Plan category includes the following plans: Franklin Electric 2009 Amended & Restated Stock Plan (108,809 shares remain available for issuance) and Franklin Electric 2012 Stock Plan (847,105 shares remain available for issuance). As of March 1, 2017 (i) outstanding stock options had a weighted average exercise price of $27.16 and a weighted average remaining term of 5.83 years and (ii) there were 553,501 granted but unvested restricted stock awards/units.

(2)
Amount of shares remaining available for future issuance assumes a 100% target payout for outstanding performance-based share units. Pursuant to the terms of the performance-based share units, actual payout can range from 0% to 200%.

(3)
This Plan category consists of the Non-Employee Directors’ Deferred Compensation Plan, adopted in 2000 and described above under the caption Director Compensation. The information included in this column represents shares underlying stock units, payable on a one-for-one basis, credited to the directors’ respective stock unit accounts as of March 1, 2017. Non-employee directors may elect to receive the distribution of stock units in cash or in shares of the Company’s common stock.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which is composed solely of independent directors, is responsible, under guidelines established in the Audit Committee Charter (a copy of which is available on the Company's website at www.franklin-electric.com under “Governance”, for overseeing the risk management of the Company, accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing: (i) the quality and integrity of the consolidated financial statements prepared by management; (ii) the performance of the internal audit function; and (iii) the qualifications, independence and performance of the Company's independent registered public accounting firm.

In accordance with SEC rules the Audit Committee of the Company states that:

•
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, the Company's audited financial statements for the fiscal year ended December 31, 2016.

•
The Audit Committee discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB.

•
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable independence rules of the PCAOB, and has discussed with Deloitte & Touche LLP the independent registered public accounting firm's independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

This report is submitted on behalf of all of the members of the Audit Committee:

Thomas R. VerHage (Chairman)
David M. Wathen
Renee J. Peterson

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2017 FISCAL YEAR

The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. Although shareholder ratification is not legally required, the Audit Committee believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examination of the Company's financial statements.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $1,619,260 and $1,634,335, respectively, for the fiscal years ended December 31, 2016 and January 2, 2016.

Audit-Related Fees

The fees for professional services rendered by Deloitte for certain other attestation services were $2,565 and $12,858, respectively, for the fiscal years ended December 31, 2016 and January 2, 2016.

Tax Fees

The fees for tax services rendered by Deloitte were $28,300 and $36,074, respectively, for the fiscal years ended December 31, 2016 and January 2, 2016.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a Pre-Approval Policy for Audit, Audit-Related, and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairman shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2016, the company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. At the 2012 Annual Meeting of Shareholders, a majority of the Shareholders advised that the Board conduct the vote annually, and the Board so decided. The next such vote will occur at the 2017 Annual Meeting of Shareholders.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented and creative team of executives who will provide leadership for the Company’s success.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  The Company believes that its executive compensation program, which emphasizes a performance-based cash incentive and long-term equity awards, satisfies this goal and is strongly aligned with the interests of its shareholders.

The Compensation Discussion and Analysis, beginning on page 15 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Management Organization and Compensation Committee in 2016 in more detail.  The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance.

The Company requests shareholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company.  However, the Management Organization and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required for Approval

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:  APPROVAL OF THE FRANKLIN ELECTRIC CO., INC. 2017 STOCK PLAN

On March 15, 2017, the Company’s Board of Directors approved the Franklin Electric Co., Inc. 2017 Stock Plan (the “Plan”), subject to the approval of the Company’s shareholders. The Plan provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights (“SARs”) to key employees and non-employee directors. The purpose of the Plan is to recognize contributions made to the Company and its subsidiaries by key employees and non-employee directors and to provide them with additional incentive to expand and improve the profits of the Company and achieve the objectives of the Company.
It is expected that there may not be sufficient shares of the Company’s common stock under the Company’s prior stock plans to cover future grants that are scheduled to be made beginning in 2018. Since a new equity plan requires shareholder approval, and the next annual grant date is prior to the annual shareholders’ meeting in 2018, the Company is seeking approval of the Plan at this shareholders’ meeting. No awards will be made under the Plan unless it is approved by the shareholders. If shareholder approval is not obtained, the Plan will have no effect.
Reasons Why Shareholders Should Approve the Plan
The Company views its use of stock-based awards as an essential part of the Company’s compensation program and as an important element in achieving the program’s goals. These awards help align pay with performance and allow the Company to better link the financial interests of employees and non-employee directors. The Company also believes that equity compensation motivates employees and non-employee directors to create value because the value they realize from equity compensation is based in large part on the Company’s common stock price performance.
The Plan contains certain restrictions that the Company believes further the objectives of the Plan and reflect sound corporate governance principles:

•	Shares that are used to pay the stock option exercise price or required tax withholding on any award cannot be used for future grants under the Plan.

•	Dividends on all performance-based stock awards and dividend equivalents on all performance-based stock unit awards are paid only to the extent the awards vest.

•
Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.

•	Repricing of stock options or SARs without stockholder approval is prohibited.

•
Under its Incentive Compensation Recoupment Policy, the Company can recoup an executive’s stock compensation in the event the executive engages in conduct that causes a restatement of the Company’s financial statements or material loss or damage to the Company.

•	Under the Company’s stock ownership guidelines, executives must retain 50% of all shares acquired under the Company’s compensation plans until the executive attains the requisite stock ownership.

•	Awards do not automatically vest on a change in control.
The Company, through its Management Organization and Compensation Committee (the “Committee”), believes that it has prudently managed awards under its prior stock plans, giving proper consideration to the dilutive impact of equity awards on shareholder equity. The Company has not requested shareholder authorization for the issuance of shares pursuant to equity compensation plans since 2012.
We expect share usage under the Plan to be consistent with share usage under our prior plans. Our three-year average annual burn rate as of March 8, 2017 (calculated in accordance with Institutional Shareholder Services methodology), was 1.23%, which was less than the 2.99% burn rate cap for companies in our GICS code. We expect the burn rate over the life of the Plan to be consistent with our current burn rate.
The following table sets forth for the prior three fiscal years (i) the grant of all equity awards and (ii) the vesting of the equity awards. The Company believes that this disclosure helps to evaluate the dilutive impact of its equity compensation program, taking into account the shares that are actually delivered pursuant to the vesting of the stock awards and the shares that are subject to vested stock options.

	Shares Granted (#)			Shares Delivered/Vested (#)[1]
	2014	2015	2016	2014	2015	2016
Performance-based restricted units	23,116	32,322	44,013	—	22,637	12,046*
Time-based restricted stock/units	184,686	100,157	127,704	132,717	185,979	152,198
Stock options	114,996	184,706	265,270	329,958	130,041	145,037
Total	322,798	317,185	436,987	462,675	338,657	297,235
Average weighted shares outstanding	47,679,731	47,135,650	46,233,587	47,679,731	47,135,650	46,233,587
1 Represents shares delivered in connection with the vesting of stock and stock unit awards and shares subject to stock options that vest.
*Includes shares based on estimated release of performance share units earned in 2016. See the "Compensation Discussion & Analysis" section for further information.
Description of the Plan
The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement. Shareholders are encouraged to review the Plan carefully.
Administration. The Plan is administered by the Committee, which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards. The Committee may delegate to the Chief Executive Officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Exchange Act or who are not “covered employees” under Section 162(m) of the Code.
Number of Shares of Common Stock. The number of shares of the Company’s common stock that may be issued under the Plan is 1,400,000. Stock options and SARs reduce the number of available shares by one share for each share subject to the option or SAR, and stock awards and stock unit awards settled in shares reduce the number of available shares by 1.5 shares for every one share delivered. Awards that can only be settled in cash do not reduce the number of shares available for issuance.
Subject to certain adjustments, (i) the maximum number of shares as to which a key employee may receive stock options or SARs in any calendar year is 200,000 (or 400,000 in the calendar year in which the employee’s employment commences); (ii) the maximum number of shares issuable as stock awards and/or stock unit awards intended to qualify as “performance-based” under Section 162(m) of the Code to any single key employee in any calendar year is 200,000; (iii) the maximum number issuable as incentive stock options is 1,400,000; and (iv) the fair market value of awards granted to a non-employee director in any calendar year, together with cash compensation paid to such non-employee director in such calendar year, shall not exceed $600,000.
Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance under the Plan, added back in the same multiple as they were awarded. Any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award (including the exercise price of a stock option) or payment of withholding taxes due in connection with an award, or that are purchased by the Company with proceeds received from a stock option exercise, will not again be available for issuance.
The number of shares of common stock issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividends, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.
Eligibility. The Committee has full authority to select the key employees and non-employee directors eligible to receive awards under the Plan. As of March 8, 2017, all non-employee directors and approximately 78 key employees were eligible to participate in the Plan. In 2016, 86 employees, including the five named executive officers, received awards under the Plan.
Performance Goals. The Committee may in its discretion provide that any award shall be subject to performance goals (including those that qualify the awards as “performance-based compensation” under Section 162(m) of the Code so that they are fully deductible by the Company for federal income tax purposes). The performance goals may be based on one or more of the following criteria: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) net operating profit or income (including as a percentage of sales); (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) cost control; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction or employee satisfaction; (xvi) working capital; (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) taxes; (xix) depreciation and amortization; (xx) total shareholder return; (xxi) low cost region labor percent of total labor; and (xxii) top customer concentration percent of sales. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges, restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claim judgments or settlements, effect of changes in tax laws and foreign exchange gains and losses), as may be determined by the Committee.
With respect to each performance period established by the Committee, the Committee will establish performance goals relating to one or more of the business criteria identified above and targets for participants for achievement of the performance goals. The performance goals and performance targets established by the Committee may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. Following the completion of each performance period, the Committee will determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions will lapse in accordance with the terms of the applicable award agreement.
Types of Awards. The Plan provides for discretionary awards of stock options, stock awards, stock units and SARs to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.
Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to key employees and non-qualified stock options to non-employee directors. The Committee may set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option will not be less than the closing sales price of the Company’s common stock on the date on which the option is granted (“fair market value”), each option will expire ten years from the date of grant and no dividend equivalents may be paid with respect to stock options. It is intended that stock options qualify as “performance-based compensation” under Section 162(m) of the Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.
In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the date the Plan was adopted.
Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award will be held by the Company and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock awards until the restrictions on the stock award lapse.

Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents otherwise payable on any performance-based stock units will be held by the Company and paid only to the extent the restrictions lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock units until the restrictions on the stock units lapse).
SARs. The Committee may grant SARs to any participant. Each SAR entitles the participant to receive the difference between the fair market value of the common stock on the date of exercise of the SAR and the exercise price thereof, multiplied by the number of shares with respect to which the SAR is being exercised. Upon exercise, the SAR will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to SARs, provided that the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted, and each SAR will expire not later than ten years from the date of grant. Dividends or dividend equivalents are not paid on SARs. It is intended that SARs qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.
Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) cash; (ii) cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.
Recoupment. Under its Incentive Compensation Recoupment Policy, the Company can recoup an executive’s stock compensation in the event the executive engages in conduct that causes a restatement of the Company’s financial statements or material loss or damage to the Company.
Transferability. No awards granted under the Plan may be transferred, except by will, the laws of descent and distribution, or as permitted by the Committee with respect to a non-qualified stock option transferred without value by the participant during his lifetime.
Provisions Relating to a Change in Control of the Company. Notwithstanding any other provision of the Plan or any award agreement, in the event of a Change in Control of the Company (as defined in the Plan), the Committee has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the target level. In addition, the Committee has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.
Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.
The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company’s common stock are listed.

Notwithstanding the foregoing, neither the Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or cancelling a stock option in exchange for cash, other stock options with a lower exercise price or other stock awards. (This prohibition on repricing without shareholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events.)
Term of Plan. No awards may be granted under the Plan on or after March 15, 2027.
Summary of Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.
Non-Qualified Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.
Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.
In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.
Stock Awards and Stock Unit Awards. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant.

If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.
SARs. A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
Awards Granted under the Plan
It is not possible at this time to determine all of the specific awards that will be made under the Plan. On March 8, 2017, the last reported sales price for the common stock was $41.05 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE FRANKLIN ELECTRIC CO., INC. 2017 STOCK PLAN.

PROPOSAL 5: ADVISORY VOTE OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal Number 3 above should occur every year, every two years or every three years. The company has conducted annual votes starting with the 2012 Annual Meeting of Shareholders.

While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Our Board believes that an annual advisory vote on the compensation of our named executive officers will continue to facilitate shareholder input about executive compensation.

This advisory vote on the frequency of future advisory votes on executive compensation is not binding on the Board, although the Board will carefully consider the results in determining how frequently to conduct a vote on executive compensation.  Shareholders are not voting to approve or disapprove the Board’s recommendation.  Instead, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.  The alternative attracting the most votes will be deemed to be the prevailing alternative.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers, and greater than 10 percent shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all Section 16(a) filing requirements applicable to them during 2016, except with respect to one Form 4 for Mr. Brown, Ms. Peterson, Mr. Roberts, Ms. Sherman, Mr. Verhage, and Mr. Wathen (all reporting one transaction), and one Form 5 for Mr. Kenney.

SHAREHOLDER PROPOSALS

November 21, 2017 is the date by which proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2017 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement must be received by the Company no later than February 5, 2018 to be considered for presentation at that meeting. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

ANNUAL REPORT ON FORM 10-K

The Company will provide a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended December 31, 2016, including the exhibits thereto, free of charge to any shareholder requesting a copy in writing. Inquiries should be directed to:  Corporate Secretary, Franklin Electric Co., Inc., 9255 Coverdale Road, Fort Wayne, Indiana 46809.  The report, which is also the Company’s Annual Report to Shareholders, may also be accessed through the investor relations menu on the Company’s website, www.franklin-electric.com.

OTHER BUSINESS

Management has no knowledge of any other matters to be presented for action by the shareholders at the 2016 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated: March 21, 2017

Jonathan M. Grandon
Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT A
THIS DOCUMENT CONSTITUTES PART OF A SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

FRANKLIN ELECTRIC CO., INC.
2017 STOCK PLAN
______________________

Section 1.	Purpose.
The purpose of the Franklin Electric Co., Inc. 2017 Stock Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees and Directors of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees and Directors, and to provide such Key Employees and Directors with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees and Directors with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2.	Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
2.1    “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award or an SAR Award.
2.2    “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement or SAR Award Agreement evidencing an Award granted under the Plan.
2.3    “Board” means the Board of Directors of the Company.
2.4    “Change in Control” has the meaning set forth in Section 9.2 of the Plan.
2.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6    “Committee” means the Management Organization and Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.
2.7    “Common Stock” means the Common Stock, par value $.10 per share, of the Company.
2.8    “Company” means Franklin Electric Co., Inc., an Indiana corporation.
2.9    “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.
2.10    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.11    “Fair Market Value” means, as of any date, the closing price of the Common Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal) on such date, or if no trading occurred on such date, the trading day immediately preceding such date.
2.12    “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.
2.13    “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3.
2.14    “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

2.15    “Participant” means a Key Employee or Director selected to receive an Award under the Plan.
2.16    “Plan” means the Franklin Electric Co., Inc. Stock Plan.
2.17    “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.
2.18    “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.
2.19    “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.
2.20    “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.
2.21    “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.	Administration.
3.1    The Board.
The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Section 162(m) of the Code and the regulations thereunder, unless the Board otherwise determines.
3.2    Authority of the Committee.
(a)    The Committee, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.
(b)    To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate to the Chief Executive Officer of the Company its authority to grant Awards to Key Employees and to determine the terms and conditions thereof, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code, and provided that such delegation sets forth the time period during which the Awards may be granted and the number of Awards that may be granted during such time period.
(c)    The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.
(d)    No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.
3.3    Performance Goals.
(a)    The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(b)    Performance goals may be based on one or more business criteria, including, but not limited to: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) net operating profit or income (including as a percentage of sales); (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) cost control; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction or employee satisfaction; (xvi) working capital; (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) taxes; (xix) depreciation and amortization; (xx) total shareholder return; (xxi) low cost region labor as a percent of total labor; and (xxii) top customer concentration as a percent of sales. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses, asset write-downs, administrative costs associated with debt and equity refinancing, litigation or claims, judgments or settlements, effect of changes in tax laws and foreign exchange gains and losses), as may be determined by the Committee. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.
(c)    With respect to each performance period, the Committee shall establish such performance goals relating to one or more of the business criteria identified above and shall establish targets for Participants for achievement of performance goals. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.
3.4    Award Agreements.
(a)    Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine.
(b)    If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4.	Shares of Common Stock Subject to Plan.
4.1    Total Number of Shares.
(a)    The total number of shares of Common Stock that may be issued under the Plan shall be 1,400,000. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.
(b)    Stock Options and SAR Awards shall reduce the number of shares of Common Stock available for Awards by one share for every share subject to the Stock Option or SAR Award; provided that SARs that may be settled only in cash shall not reduce the number of shares of Common Stock available for Awards. Stock Awards and Stock Unit Awards settled in shares of Common Stock shall reduce the number of shares available for Awards by 1.5 shares for each share delivered.
(c)    The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

(d)    If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, added back in the same multiple as they were awarded pursuant to Section 4.1(b) and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.
4.2    Shares Under Awards.
Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:
(a)    The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in any calendar year is 200,000, or, in the event the SAR is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the SAR is settled, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 400,000, or, in the event the SAR is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the SAR is settled.
(b)    The maximum number of shares of Common Stock that may be subject to ISOs is 1,400,000.
(c)    The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that are intended to qualify as “performance-based” in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 200,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.
(d)    The Fair Market Value of shares of Common Stock that may be subject to Awards granted to any Director in any calendar year, together with the cash compensation paid to such Director in such calendar year, shall not exceed $600,000.
The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.
4.3    Adjustment.
In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.

Section 5.	Grants of Stock Options.
5.1    Grant.
Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.
5.2    Stock Option Agreement.
The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised Stock Option.

5.3    Exercise Price and Exercise Period.
With respect to each Stock Option granted to a Participant:
(a)    The per share exercise price of each Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.
(b)    Each Stock Option shall become exercisable as provided in the related Stock Option Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).
(c)    Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date fixed by the Committee in the Stock Option Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise a Stock Option because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.
5.4    Required Terms and Conditions of ISOs.
In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:
(a)    The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.
(b)    Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.
(c)    No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.
5.5    Exercise of Stock Options.
(a)    A Participant entitled to exercise a Stock Option may do so by delivering written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.
(b)    The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:
(i)    in cash;
(ii)    in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;
(iii)    by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price;

(iv)    by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or
(v)    by certifying to ownership by attestation of such previously acquired shares of Common Stock.
The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.
(c)    The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 10(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 6.	Stock Awards.
6.1    Grant.
The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.
6.2    Stock Award Agreement.
Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:
(a)    The related Stock Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.
(b)    The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in the related Stock Award Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).
(c)    Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a shareholder with respect to such shares and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that (i) in the case of a performance-based Stock Award as described in Section 3.3, any dividends or other distributions payable with respect to the Stock Award shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the performance-based restrictions lapse in accordance with the terms of the related Stock Award Agreement and (ii) in the case of all other Stock Awards, the Committee shall have the discretion to have the Company accumulate and hold such dividends or distributions and to pay the same to the Participant only when the time-based restrictions lapse. In either case, any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.
(d)    The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 7.	Stock Unit Awards.
7.1    Grant.
The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the related Stock Unit Award Agreement.
7.2    Stock Unit Agreement.
Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:
(a)    The related Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.
(b)    The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in the related Stock Unit Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).
(c)    Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a shareholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. The related Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. In the case of a performance-based Stock Unit Award as described in Section 3.3 above, such amounts shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the performance-based restrictions lapse in accordance with the terms of the related Stock Unit Award Agreement and in the case of all other Stock Unit Awards, the Committee shall have the discretion to have the Company accumulate and hold such amounts and to pay the same to the Participant only when the time-based restrictions lapse. In either case, such amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.
(d)    Upon settlement of Stock Units into Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 8.	SARs.
8.1    Grant.
The Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.
8.2    SAR Agreement.

(a)    Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised SAR.
(b)    The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.
(c)    Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.
(d)    Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion).
(e)    A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

Section 9.	Change in Control.
9.1    Effect of a Change in Control.
(a)    Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 9.2), the Committee is authorized and has sole discretion to provide that (i) all outstanding Awards shall become fully exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse and (iii) performance goals applicable to any Awards shall be deemed satisfied at the target level, as applicable, in order that Participants may fully realize the benefits thereunder.
(b)    In addition to the Committee’s authority set forth in Section 3, upon such Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.
9.2    Definition of Change in Control.
“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:
(a)    any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b)    the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;
(c)    the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or
(d)    there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.
In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

Section 10.	Payment of Taxes.
In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state, local or foreign income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:
(a)    in cash;
(b)    in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;
(c)    by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the amount of tax required to be withheld;
(d)    by delivering previously acquired shares of Common Stock of the Company that have an aggregate Fair Market Value equal to the amount required to be withheld; or
(e)    by certifying to ownership by attestation of such previously acquired shares of Common Stock.
The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 11.	Postponement.

The Board may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:
(a)    to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;
(b)    to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or
(c)    to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.
Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 12.	Nontransferability.
(a)    Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.
(b)    Notwithstanding Section 12(a), a Participant, at any time prior to his or her death, may assign all or any portion of an outstanding NSO to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the transferee shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO, and such portion of the NSO shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

Section 13.	Termination or Amendment of Plan and Award Agreements.
13.1    Termination or Amendment of Plan.
(a)    Except as described in Section 13.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.
(b)    The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

13.2    Amendment of Award Agreements.
The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.
13.3    No Repricing of Stock Options.
Notwithstanding the foregoing, and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without shareholder approval. For this purpose repricing includes a reduction in the exercise price of the Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards or any other consideration provided by the Company, but does not include any adjustments described in Section 4.3.

Section 14.	No Contract of Employment.
Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 15.	Applicable Law.
All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Indiana, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 16.	Effective Date and Term of Plan.
16.1    Effective Date.
(a)    The Plan has been adopted by the Board, and is effective, as of March 15, 2017, subject to the approval of the Plan by the shareholders of the Company at the Company’s annual meeting of shareholders held on May 5, 2017 and any adjournment or postponement thereof.
(b)    In the event the Plan is not approved by shareholders of the Company at its 2016 annual meeting, (i) the Plan shall have no effect, and (ii) any Awards granted on or after March 15, 2017 shall be cancelled.
16.2    Term of Plan.
Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date set forth in Section 16.1(a) above.

Franklin Electric

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E18448-P87420 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANKLIN ELECTRIC CO., INC.

The Board of Directors recommends you vote FOR the following:

Nominees:

	For	Against	Abstain
1a. David T. Brown	☐	☐	☐
1b. David A. Roberts	☐	☐	☐
1c. Thomas R. VerHage	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 4.

The Board of Directors recommends you vote 1 Year on the following proposal.

	1 Year	2 Years	3 Years	Abstain
5. Approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Named Executive Officers as disclosed in the Proxy Statement.	☐	☐	☐	☐

Please indicate if you plan to attend this meeting ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com/fele.

E18449-P87420

FRANKLIN ELECTRIC CO., INC.
Annual Meeting of Shareholders
May 5, 2017
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gregg C. Sengstack and Jonathan M. Grandon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Franklin Electric Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on May 5, 2017, at Franklin Electric Global Headquarters, 9255 Coverdale Road, Fort Wayne, IN, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2 THROUGH 4, AND "1 YEAR" FOR PROPOSAL 5, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

V.1.1